                                                                     EXHIBIT 2.3

================================================================================



                     AGREEMENT AND PLAN OF REORGANIZATION



                          DATED AS OF JANUARY 8, 1999



================================================================================

                               TABLE OF CONTENTS


                                                                                   Page
SECTION 1  THE MERGER                                                                 1

     1.1   Merger; Effective Time.................................................    1
     1.2   Closing................................................................    1
     1.3   Effects of the Merger..................................................    2
     1.4   Articles of Incorporation; Bylaws; Directors; Officers.................    2
     1.5   Tax-Free Reorganization................................................    2

SECTION 2  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
           CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES.....................    2

     2.1   Effect on Capital Stock................................................    2
     2.2   Exchange of Certificates...............................................    6

SECTION 3  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................    8

     3.1   Organization, Standing and Corporate Power.............................    8
     3.2   Company Capital Structure..............................................    8
     3.3   Subsidiaries...........................................................    9
     3.4   Authority/Noncontravention.............................................    9
     3.5   Financial Statements; No Undisclosed Liabilities.......................   11
     3.6   Absence of Certain Changes or Events...................................   11
     3.7   Litigation.............................................................   12
     3.8   Contracts..............................................................   12
     3.9   Compliance With Laws...................................................   12
     3.10  Absence of Changes in Benefit Plans; Employment Agreements; Labor
           Relations..............................................................   12
     3.11  ERISA Compliance.......................................................   14
     3.12  Taxes                                                                     14
     3.13  No Excess Parachute Payments...........................................   15
     3.14  Title to Properties....................................................   15
     3.15  Intellectual Property..................................................   16
     3.16  Year 2000 Compliance...................................................   17
     3.17  Voting Requirements....................................................   17
     3.18  Payments...............................................................   17
     3.19  Transactions with Related Parties......................................   18
     3.20  Restrictions on Business Activities....................................   18
     3.21  Accounts Receivable; Inventory.........................................   18
     3.22  Minute Books...........................................................   19
     3.23  Environmental Matters..................................................   19
     3.24  Insurance..............................................................   20

     3.25  Warranties; Indemnities................................................  20
     3.26  Representations Complete...............................................  20

SECTION 4  REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.......................  20

     4.1   Organization, Standing and Corporate Power.............................  21
     4.2   Authority/Noncontravention.............................................  21
     4.3   SEC Documents; Parent Financial Statements.............................  22
     4.4   Parent Common Stock....................................................  22

SECTION 5  COVENANTS..............................................................  22

     5.1   Conduct of Business of the Company.....................................  22
     5.2   No Solicitation........................................................  24
     5.3   Shareholder Approval...................................................  25
     5.4   Access to Information..................................................  25
     5.5   Confidentiality........................................................  26
     5.6   Expenses...............................................................  26
     5.7   Public Disclosure......................................................  26
     5.8   Consents...............................................................  26
     5.9   FIRPTA Compliance......................................................  26
     5.10  Reasonable Efforts.....................................................  27
     5.11  Notification of Certain Matters........................................  27
     5.12  Blue Sky Laws..........................................................  27
     5.13  Noncompetition and Employment Agreements...............................  27
     5.14  Investment Representation Agreements...................................  27
     5.15  Appointment............................................................  28
     5.16  Stock Options..........................................................  28

SECTION 6  CONDITIONS TO THE MERGER...............................................  28

     6.1   Conditions to Obligations of Each Party to Effect the Merger...........  28
     6.2   Additional Conditions to the Obligations of Parent and Sub.............  29
     6.3   Additional Conditions to Obligations of Company........................  30

SECTION 7  INDEMNIFICATION........................................................  31

     7.1   General Indemnification................................................  31
     7.2   Limitation and Expiration..............................................  32
     7.3   Indemnification Procedures.............................................  32
     7.4   Shareholders' Representative...........................................  36
     7.5   Survival of Representations, Warranties and Covenants..................  37

SECTION 8  TERMINATION, AMENDMENT AND WAIVER......................................  37

     8.1   Termination............................................................  37
     8.2   Effect of Termination..................................................  38
     8.3   Amendment..............................................................  38
     8.4   Extension; Waiver......................................................  38
     8.5   Notice of Termination..................................................  38

SECTION 9  MISCELLANEOUS..........................................................  38

     9.1   Notices................................................................  38
     9.2   Interpretation.........................................................  40
     9.3   Counterparts...........................................................  41
     9.4   Entire Agreement; Assignment...........................................  41
     9.5   Severability...........................................................  41
     9.6   Other Remedies.........................................................  41
     9.7   Governing Law..........................................................  41
     9.8   Further Assurances.....................................................  41
     9.9   Absence of Third Party Beneficiary Rights..............................  42
     9.10  Mutual Drafting........................................................  42
     9.11  Further Representations................................................  42

                               INDEX OF EXHIBITS


Exhibit A      Agreement of Merger
Exhibit B      Allocation of Employee Stock Options
Exhibit C      Form of Noncompetition Agreement
Exhibit D      Form of Investment Representation Agreement
Exhibit E      Form of Legal Opinion of Counsel to the Company
Exhibit F      Form of Registration Rights Agreement

                     AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is made and entered into as of January 8, 1999 among Ticketmaster Online - CitySearch, Inc., a Delaware corporation ("PARENT"), Nero Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Parent ("Sub"), CityAuction, Inc., a California corporation (the "COMPANY"), and Andrew Rebele and Monica Lee, individuals and principal shareholders of the Company (the "PRINCIPAL SHAREHOLDERS").


                                    RECITAL

     The Boards of Directors of each of the Company, Parent and Sub believe it is in the best interests of each company and their respective shareholders that the Company and Sub combine into a single company through the merger of Sub with and into the Company (the "MERGER") pursuant to the terms of this Agreement and, in furtherance thereof, have approved the Merger.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the parties agree as follows:


                                   SECTION 1

                                  THE MERGER

     1.1   MERGER; EFFECTIVE TIME.  Subject to the terms and conditions of this
           ----------------------
Agreement and the Agreement of Merger attached as Exhibit A (the "MERGER
                                                  ---------
AGREEMENT"), Sub will be merged into the Company (the "MERGER") in accordance with the California Corporation Code (the "CALIFORNIA CODE"). The Merger Agreement provides, among other things, the mode of effecting the Merger and the manner and basis of converting each issued and outstanding share of capital stock of the Company into shares of Class B common stock, $.01 par value, of Parent ("PARENT COMMON STOCK").

           Subject to the provisions of this Agreement and the Merger Agreement, the Merger Agreement, together with required officers' certificates, shall be filed in accordance with the California Code on the Closing Date (as defined in Section 1.2). The Merger shall become effective upon confirmation of such filing of the Merger Agreement and such officers' certificates (the date of confirmation of such filing is referred to as the "EFFECTIVE DATE" and the time of confirmation of such filing is referred to as the "EFFECTIVE TIME").

     1.2   CLOSING.  The closing of the Merger (the "CLOSING") will take place
           -------
as soon as practicable on the first business day after satisfaction or waiver of the latest to occur of the conditions set forth in Section 6 (the "CLOSING DATE"), at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050, unless a different date or place is agreed to in writing by the parties hereto.

     1.3   EFFECTS OF THE MERGER.  At the Effective Time, the separate existence
           ---------------------
of Sub shall cease and Sub shall be merged with and into the Company, and the effects of the Merger shall be as provided in this Agreement, the Merger Agreement and the applicable provisions of the California Code. The Company after the Merger is sometimes referred to as the "SURVIVING CORPORATION." Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

     1.4   ARTICLES OF INCORPORATION; BYLAWS; DIRECTORS; OFFICERS.  At the
           ------------------------------------------------------
Effective Time, (i) the Articles of Incorporation of the Company shall be the Articles of Incorporation of the Surviving Corporation; (ii) the Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until altered, amended or repealed; (iii) the directors of Sub shall be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, as the same may be amended from time to time or otherwise as provided by law; and (iv) the officers of the Company shall be the initial officers of the Surviving Corporation.

     1.5   TAX-FREE REORGANIZATION.  The Merger is intended to be a
           -----------------------
reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"). The parties have consulted with their own tax advisors regarding the Merger.


                                   SECTION 2

               EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
              CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     2.1   EFFECT ON CAPITAL STOCK.  As of the Effective Time, by virtue of the
           -----------------------
Merger and without any action on the part of the holder of any shares of capital stock of the Company:

           (a)  Capital Stock of Sub.  Each issued and outstanding share of
                --------------------
capital stock of Sub shall continue to be issued and outstanding and shall be converted into one share of validly issued, fully paid and non-assessable Common Stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (b)  Cancellation of Certain Shares of Capital Stock of the Company.
               --------------------------------------------------------------
All shares of capital stock of the Company that are owned directly or indirectly by the Company shall be canceled and no stock of Parent or other consideration shall be delivered in exchange therefor.

          (c)  Conversion of Capital Stock of the Company.  Subject to Sections
               ------------------------------------------
2.1(d), (e), (f), (g) and (h) below, each issued and outstanding share of common stock of the Company, .01 par value ("COMPANY COMMON STOCK") (other than shares to be canceled pursuant to Section 2.1(b)), that are issued and outstanding immediately prior to the Effective Time shall automatically be canceled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive 0.28195 shares of Parent Common Stock. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.2 of this Agreement. The ratio pursuant to which each share of Company Common Stock will be exchanged for shares of Parent Common Stock, determined in accordance with the foregoing provisions, is referred to as the "EXCHANGE RATIO."

          (d)  Adjustment of Exchange Ratio.  If, between the date of this
               ----------------------------
Agreement and the Effective Time, the outstanding shares of Parent Common Stock (or, subject to Section 5.1 below, Company Common Stock) shall have been changed into a different number of shares or a different class by reason of any reclassification, split-up, stock dividend, stock combination, then the Exchange Ratio shall be correspondingly adjusted.

          (e)  Dissenters' Rights.  Any shares of Company Common Stock held by a
               ------------------
holder who has properly exercised dissenters' rights for such shares in accordance with the California Code and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("DISSENTING SHARES") shall not be converted into Parent Common Stock but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the California Code. The Company shall give Parent prompt notice of any demand received by the Company to require the Company to purchase shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demand. The Company agrees that, except with the prior written consent of Parent, or as required under the California Code, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares (a "DISSENTING SHAREHOLDER") who, pursuant to the provisions of the California Code, becomes entitled to payment of the value of shares of Company Common Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). In the event of legal obligation, after the Effective Time, to deliver shares of Parent Common Stock to any holder of shares of Company Common Stock who shall have failed to make an effective purchase demand or shall have lost its status as a

Dissenting Shareholder, Parent shall issue and deliver, upon surrender by such Dissenting Shareholder of such holder's certificate or certificates representing shares of capital stock of the Company, the shares of Parent Common Stock to which such Dissenting Shareholder is then entitled under this Section 2.1 and the Merger Agreement.

          (f)   Fractional Shares.  No fractional shares of Parent Common Stock
                -----------------
shall be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock shall receive from Parent an amount of cash equal to the per share market value of Parent Common Stock (based on the last sales price of Parent Common Stock as reported on the Nasdaq National Market on the Effective Date) multiplied by the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled. The fractional share interests of each shareholder of the Company shall be aggregated, so that no Company shareholder shall receive cash in an amount greater than the value of one full share of Parent Common Stock.

          (g)   Maximum Merger Consideration.  The maximum consideration to be
                ----------------------------
paid by Parent (including Parent Common Stock to be reserved for issuance upon exercise of the Company's options assumed by Parent pursuant to Section 5.16) pursuant to the Merger shall be equal to (i) 800,000 shares of Parent Common Stock (plus any additional shares of Parent Common Stock exchanged in the Merger at the Exchange Ratio for shares of capital stock of the Company issued upon exercise of the Warrant (as defined in section 3.2)) plus (ii) an additional 200,000 shares of Parent Common Stock to be reserved for issuance upon exercise of options to purchase Parent Common Stock to be granted to the employees of CityAuction as set forth in Section 2.1 (i)(b) below. No adjustment shall be made in the aggregate consideration to be paid in the Merger as a result of any cash proceeds received by the Company from the date of this Agreement to the Closing Date pursuant to the exercise of currently outstanding options to acquire Company Common Stock.

           (h)  Pledged Shares.
                --------------

                (i) As collateral security for the payment of any indemnification obligations of the shareholders of the Company (the "SHAREHOLDERS") pursuant to Section 7 of this Agreement, at the Closing the Company shall, and by execution hereof does hereby, transfer, pledge and assign to Parent, for the benefit of Parent, a security interest in the following assets:

                      (A) 75,000 shares of Parent Common Stock issuable by Parent in the Merger pursuant to Section 2.1 (the "PLEDGED SHARES"), as well as the certificates and instruments representing or evidencing the Pledged Shares, and all non-cash dividends and other property at any time received or otherwise distributed in respect of or in exchange or substitution for any or all of the Pledged Shares; and in the event the Company or any Shareholder receives any such property, the Company and such Shareholder shall immediately deliver such property to Parent as part of the Pledged Shares; and

                      (B) all rights, titles, interests, privileges and preferences appertaining or incident to the foregoing property, except as provided for in Section 1.2(h)(iii).

                      The Pledged Shares shall be withheld from the shareholders in relation to the prorated percentage of shares of Company Common Stock issuable to such shareholders in the Merger as set forth in Section 2.1 (c).

               (ii) Each certificate evidencing the Pledged Shares issued in the names of the Shareholders in the Merger, shall, at the Closing, be delivered to Parent, together with an undated stock power duly signed in blank by each such Shareholder, such certificate bearing no restrictive or cautionary legend other than those imprinted by the Transfer Agent at Parent's request.

               (iii) The Shareholders shall be entitled to exercise any voting powers incident to the Pledged Shares until such time, if ever, that they are demanded to be transferred to Parent to satisfy the indemnification obligations of the Shareholders pursuant to Section 7 hereof.

          (i)  Stock Options.
               -------------

               (i) At the Effective Time, all Company Stock Options (as defined in Section 3.2) then outstanding shall be assumed by Parent in accordance with Section 5.16 below.

               (ii) At the Effective Time, Parent shall grant to the CityAuction employees stock options under the Parent's 1998 Stock Option Plan exercisable for an aggregate of 200,000 shares of Parent Common Stock (the "EMPLOYEE STOCK OPTIONS"). The exercise price for such option shall be equal to $53.25 per share. The allocation of such options to employees shall be as set forth on Exhibit B. The Employee Stock Options shall be subject to the following
         ---------
vesting provisions:

                      (A) Employee Stock Options to purchase an aggregate of 100,000 shares shall vest over a four year period as follows: 1/48 per month; provided, however, that no shares shall be exercisable until the first anniversary of the optionee's employment with the Company.

                      (B) Employee Stock Options to purchase an aggregate of 100,000 shares shall also vest over a four year period in accordance with the vesting provisions set forth in subsection (i) above. Such stock options shall be subject to acceleration in accordance with the following terms:

                           (1)  In the event that aggregate revenues (i.e.
winning bids multiplied by units won whether or not such sales actually occur) in auctions completed on the Company's web site (the "CITYAUCTION REVENUE") during the one year period ending on the first anniversary of this Agreement exceeds $12.0 million (the "YEAR 1 AUCTION TARGET AMOUNT"), then a total of 37,500 options shall be vested as of the first anniversary date (which total shall include the options which shall otherwise have vested during such year) and 37,500 options shall vest ratably on a monthly basis for the twelve months following the first anniversary date (which total shall include the options which shall otherwise have vested during such year);

                           (2)  In the event that CityAuction Revenue during the
one year period ending on the first anniversary of this Agreement is between 70% and 99.9% (the "YEAR 1 ACTUAL PERCENTAGE") of the Year 1 Auction Target Amount, then the total number of options which shall be vested as of such first anniversary date shall equal 25,000 options plus the Year 1 Actual Percentage multiplied by 12,500 options (which total shall include the options which otherwise shall have vested during such year) and 25,000 options plus the Year 1 Actual Percentage multiplied by 12,500 which shall vest ratably on a monthly basis for the twelve months following such date (which total shall include the options which shall otherwise have vested during such year);

                           (3)  In the event that CityAuction Revenue during the
one year period ending on the second anniversary of this Agreement exceeds $30.0 million (the "YEAR 2 AUCTION TARGET AMOUNT"), then all remaining unvested options shall vest as of such second anniversary date; and

                           (4)  In the event that CityAuction Revenue during the
one year period ending on the second anniversary of the Agreement is between 70% and 99.9% (the "YEAR 2 ANNUAL PERCENTAGE") of the Year 2 Auction Target Amount, then the number of remaining unvested options multiplied by the Year 2 Annual Percentage shall vest as of the second anniversary date, and the remainder shall vest ratably over the next two years.

     In the event that there is a material and fundamental change in the business condition and structure of the Parent (either through an extraordinary merger, acquisition or similar event involving the Parent which the parties agree is beyond the scope of what is reasonably contemplated presently as part of the Parent's growth strategy) prior to the second anniversary of this Agreement, the parties agree that they shall discuss in good faith whether the performance criteria set forth in this Section 2.1 (i)(ii)(B) for the acceleration of the stock options referenced thereunder should be modified in recognition of such fundamental change in Parent.

           (j)  Rebele Shares.  Fifty percent (50%) shares of Parent Common
                -------------
Stock received in the Merger pursuant to Section 2.1(c) by Andrew Rebele shall be subject to vesting over a two year period following the Closing on a pro rata monthly basis.

     2.2   EXCHANGE OF CERTIFICATES.
           ------------------------

           (a)  Exchange Agent.  Prior to the Effective Time, Parent shall
                --------------
designate a bank or trust company, reasonably acceptable to the Company, to act as exchange agent (the "EXCHANGE AGENT") in the Merger.

          (b)  Parent to Provide Common Stock.  Promptly after the Effective
               ------------------------------
Time, Parent shall deliver to the Exchange Agent in accordance with this Section 2 and the Merger Agreement, the shares of Parent Common Stock issuable pursuant to Section 2.1 and the Merger Agreement in exchange for outstanding shares of capital stock of the Company, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 2.1(f).

          (c)  Exchange Procedures.  As soon as practicable after the Effective
               -------------------
Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares are being converted into Parent Common Stock pursuant to Section
2.1 and the Merger Agreement, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the number of shares of Parent Common Stock to which the holder of Company Common Stock is entitled pursuant to Section 2.1. The Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered on the transfer records of the Company, the appropriate number of shares of Parent Common Stock may be delivered to a transferee if the Certificate representing such capital stock of the Company is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent the right to receive upon such surrender the number of shares of Parent Common Stock as provided by this Section 2 and the provisions of the California Code.

          (d)  No Further Ownership Rights in Capital Stock of the Company.  All
               -----------------------------------------------------------
Parent Common Stock delivered upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Company Common Stock, and following the Effective Time, the Certificates shall have no further rights to, or ownership in, shares of capital stock of the Company. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.

          (e)  Lost, Stolen or Destroyed Certificates.  In the event any
               --------------------------------------
certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the

Exchange Agent shall make payment in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 2.1(f); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

           (f)  No Liability.  Notwithstanding anything to the contrary in this
                ------------
Section 2.2, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Company Common Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

           (g)  Dissenting Shares.  The provisions of this Section 2.2 shall
                -----------------
also apply to Dissenting Shares that lose their status as such, except that the obligations of Parent under this Section 2.2 shall commence on the date of loss of such status.


                                   SECTION 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                         AND THE PRINCIPAL SHAREHOLDER

     Except as disclosed in writing in a disclosure letter referring specifically to the representations and warranties in this Agreement that specifically identifies the section and subsection to which such disclosure relates and that is delivered to Parent by the Company and the Principal Shareholders and certified by a duly authorized officer of the Company and the Principal Shareholder prior to the date of this Agreement (the "COMPANY SCHEDULES"), each of the Company and the Principal Shareholders represents and warrants to Parent and Sub as set forth below.

     3.1   ORGANIZATION, STANDING AND CORPORATE POWER.  The Company is a
           ------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary. The Company has delivered to the Parent complete and correct copies of its Articles of Incorporation and Bylaws.

     3.2   COMPANY CAPITAL STRUCTURE.
           -------------------------

           (a) The authorized capital stock of the Company consists (i) of 10,000,000 shares of Common Stock, of which 2,400,000 shares are issued and outstanding and (ii) 1,015,000 shares of Preferred Stock, of which 415,000 shares, designated Series A Preferred Stock, are outstanding. All of such outstanding shares have been duly authorized, validly issued, fully paid and non-assessable and have been issued in compliance with all applicable federal and state securities laws. The outstanding shares of capital stock of the Company are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company, or any agreement to which the Company is a party or by which it may be bound. There are no voting agreements or voting trusts with respect to any of the outstanding shares of capital stock of the Company. The outstanding shares of capital stock of the Company are held by the persons and in the amounts set forth in Section 3.2 of the Company Schedules.

           (b) The Company has reserved 300,000 shares of Company Common Stock for issuance to employees and consultants pursuant to the Company's 1998 Stock Option Plan (the "COMPANY'S STOCK OPTION PLAN"), of which stock options to purchase 22,394 shares of Company Common Stock have been granted to date (the "COMPANY STOCK OPTIONS") and 277,606 shares remain available for future grant under the plan. Section 3.2 (b) of the Company Schedules sets forth for each outstanding Company Stock Options the name of the holder of such option, the number of shares of Company Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to date. The Company has reserved 600,000 shares of Series A Preferred Stock issuable upon exercise of a warrant issued to Snap! LLC (the "WARRANT"). Except for the Company Stock Options described in Section 3.2 (b) of the Company Schedules and the Warrant, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The Company's Stock Options and the Warrant have been issued in compliance with all applicable federal and state securities laws. The holders of Company Stock Options and the Warrant have been or will be given, or shall have properly waived, any required notice prior to the Merger. As a result of the Merger, Parent will be the record and beneficial owner of all outstanding capital stock of the Company and, except for stock options granted pursuant to the Company's Stock Option Plan and the Warrant, rights to acquire capital stock of the Company.

     3.3   SUBSIDIARIES.  The Company does not have and has never had any
           ------------
subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

     3.4   AUTHORITY/NONCONTRAVENTION.  The Company has the requisite corporate
           --------------------------
power and authority to execute and deliver this Agreement and, subject to the approval and adoption of this Agreement and approval of the Merger by the Company's shareholders, to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in each case, to the approval and adoption of this Agreement and approval of the Merger by the Company's shareholders. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement do not, and subject to the approval and adoption of this Agreement and approval of the Merger by the Company's shareholders as required in connection with this Agreement and the transactions contemplated by this Agreement, the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit or require any consent, approval or authorization under, or result in the creation of any pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS") in or upon any of the properties or assets of the Company under, any provision of (a) the Articles of Incorporation or Bylaws of the Company, (b) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other material contract, commitment, agreement, arrangement, obligation, undertaking, instrument, permit, concession, franchise or license applicable to the Company or its properties or assets (including, without limitation, any of the contracts of the Company set forth in the Company Schedules) or (c) subject to the governmental filings and other matters referred to in the following sentence, any statute, law, ordinance, rule or regulation or judgment, order or decree, in each case, applicable to the Company or its properties or assets, other than, in the case of clauses (b) and (c), any such conflicts, violations, defaults, rights, or Liens or other occurrences that individually or in the aggregate would not have a Material Adverse Effect on the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local, domestic or foreign, government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "GOVERNMENTAL ENTITY"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated by this Agreement, except for (a) the receipt of a valid exemption from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), (b) the filing of the Agreement of Merger with the California Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (c) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not have a Material Adverse Effect on the Company or impair the ability of the Company to perform its obligations under this Agreement.

     3.5   FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES.
           ------------------------------------------------

           (a) The unaudited balance sheet (the "COMPANY BALANCE SHEET") of the Company as of December 31, 1998 (the "BALANCE SHEET DATE") and the related profit and loss statement for the year then ended (the "COMPANY FINANCIAL STATEMENTS") are in accordance with the books and records of the Company and are complete and correct in all material respects, have each been prepared in accordance with GAAP in conformity with the practices consistently applied by the Company throughout the periods involved and present fairly the financial position, results of operations and cash flows of the Company as of the dates and for the periods specified. True and complete copies of the Company Financial Statements have previously been supplied to the Parent.

           (b) As of the Balance Sheet Date, the Company did not have any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), which were not fully reflected in, reserved against or otherwise described in the Company Balance Sheet that would be required to be disclosed on a balance sheet prepared as of the Balance Sheet Date in conformity with GAAP applied on a basis consistent with the Company Financial Statements. Since the Balance Sheet Date, the Company has not incurred any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted) that would be required to be disclosed on a balance sheet prepared as of the date hereof in conformity with GAAP applied on a basis consistent with the Company Financial Statements, other than those incurred in the ordinary course of business consistent with past practice, none of which would have a Material Adverse Effect on the Company.

     3.6   ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in Section
           ------------------------------------
3.6 of the Company Schedules, since the Balance Sheet Date and until the date hereof, the Company has conducted its businesses only in the ordinary course consistent with past practice, and there has not been (a) any Material Adverse Effect with respect to the Company, (b) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (c) any split, combination, reclassification or repurchase of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, (d) (i) any granting by the Company to any officer of the Company of any increase in compensation, except in the ordinary course of business consistent with past practice or as required under employment agreements in effect as of the date hereof, (ii) any granting by the Company to any officer of the Company of any increase in severance or termination pay, except as was required under any employment, severance or termination agreement in effect as of the date hereof, or (iii) any entry by the Company into (A) any currently effective employment, severance, termination or indemnification agreement, or consulting agreement (other than in the ordinary course of business consistent with past practice), with any current or former officer, director, employee or consultant or (B) any agreement with any current or former officer, director, employee or consultant the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, (e) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate would have a Material Adverse Effect on the Company, (f) any change in accounting methods, principles or practices by the Company, except insofar as may have been required by a change in GAAP or (g) any tax election that individually or in the aggregate would have a Material Adverse Effect on the Company.

     3.7   LITIGATION.  There is no suit, claim, action, proceeding or, to the
           ----------
knowledge of the Company, investigation, pending or, to the knowledge of the Company, threatened, against or affecting the Company, nor is there any judgment, order, decree or injunction of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company, investigation by any Governmental Entity involving, the Company.

     3.8   CONTRACTS.  Except as set forth in Section 3.8 of the Company
           ---------
Schedules, as of the date hereof, the Company is not a party to, nor are any of their properties or assets bound by, any currently binding (i) contracts, licenses or agreements, with respect to any intellectual property with a value or cost in excess of $50,000, (ii) any employment or consulting agreement or contract (or commitment to enter into any such agreement or contract) with an employee or individual consultant or salesperson or consulting or sales agreement or contract (or commitment to enter into any such agreement or contract) with a firm or other organization in excess of $50,000 annually, (iii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (iv) any fidelity or surety bond or completion bond, (v) any lease of personal property having a value individually in excess of $50,000, (vi) any agreement of indemnification, agreement providing for reimbursement of payments or providing a right of rescission, hold harmless or guaranty, or any obligation or liability with respect to infringement of the intellectual property rights of another person, in excess of, or entered into in connection with a transaction in excess of, $50,000, (vii) any agreement, contract or commitment containing any covenant limiting the freedom of such party, any of its subsidiaries or the Surviving Corporation to engage in any line of business or to compete with any person,
(viii) any agreement, contract or commitment relating to capital expenditures and involving future payments by such party or any of its subsidiaries in excess of $50,000 in one or in a series of transactions, (ix) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of business, (x) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, (xi) any purchase order or contract for the purchase of materials involving in excess of $50,000, (xii) any construction contracts, (xiii) contracts that relate to corporate governance, the voting or transfer of any equity securities of such party, the registration of any securities of such party under the Securities Act or that grants any redemption or preemptive rights or (xiv) any other agreement, contract or commitment that involves $50,000 or more or is not cancelable without penalty within thirty (30) days (collectively, the "CONTRACTS"). The Company has delivered or otherwise made available to Parent true, correct and complete copies of the Contracts listed in Section 3.8 of the Company Schedules, together with all amendments, modifications and supplements thereto and all side letters to which the Company is a party affecting the obligations of any party thereunder. The Company is not in violation of or in default (with or without notice or lapse of time, or both) under any lease, permit, concession, franchise, license or any other Contract, commitment, agreement, arrangement, obligation or understanding to which it is a party or by which it or any of its properties or assets is bound. As of the Closing, after giving effect to the Merger and the transactions contemplated hereby, the Surviving Corporation, shall be entitled to all of the benefits under the agreements (as the same may be amended) set forth on Section 3.8 of the Company Schedules to which the Company is entitled on the date hereof, except as may be adversely affected by agreements (as the same may be amended) to which Parent is a party on the date hereof.

     3.9   COMPLIANCE WITH LAWS.  The Company is in compliance with all
           --------------------
statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to its business or operations, except for instances of possible noncompliance that individually or in the aggregate would not have a Material Adverse Effect on the Company, impair in any material respect the ability of the Company to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. The Company has in effect all Federal, state and local, domestic and foreign, governmental consents, approvals, orders, authorizations, certificates, filings, notices, permits, franchises, licenses and rights (collectively "PERMITS") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted and there has occurred no violation of, or default under, any such Permit, except for the lack of Permits and for violations of, or defaults under, Permits which lack, violation or default individually or in the aggregate would not have a Material Adverse Effect on the Company.

     3.10  ABSENCE OF CHANGES IN BENEFIT PLANS; EMPLOYMENT AGREEMENTS; LABOR
           -----------------------------------------------------------------
RELATIONS.  Since the Balance Sheet Date and until the date hereof, there has
---------
not been any termination, adoption, amendment or agreement to amend in any material respect by the Company any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material plan, arrangement or understanding providing benefits to any current or former officer, director or employee of such party or any of its subsidiaries (collectively, "BENEFIT PLANS"). Except as set forth in
Section 3.10 of the Company Schedules, as of the date hereof there exist no currently binding employment, severance or termination agreements or consulting agreements between the Company and any current or former officer of the Company. There are no collective bargaining or other labor union agreements to which the Company is a party or by which it is bound. The Company has not encountered any labor union organizing activity, nor had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

     3.11  ERISA COMPLIANCE.
           ----------------

           (a) Section 3.11(a) of the Company Schedules contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "PENSION PLANS"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA) and all other Benefit Plans maintained or contributed to by the Company or any person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (a "COMMONLY CONTROLLED ENTITY") for the benefit of any current or former officers, directors or employees of the Company. The Company has made available to Parent true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Benefit Plan. Each Benefit Plan has been administered in accordance with its terms, except where the failure to so administer would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and all the Benefit Plans are all in compliance with applicable provisions of ERISA and the Code, except for instances of possible noncompliance that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

           (b) Each of the Pension Plans has been the subject of a determination letter (or its equivalent) from the IRS to the effect that such Pension Plan is qualified and exempt from United States Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter (or its equivalent) has been revoked nor has any event occurred since the date of its most recent determination letter (or its equivalent) or application therefor that would adversely affect its qualification or materially increase its costs.

           (c) Neither the Company nor any Commonly Controlled Entity of the Company has maintained, contributed to or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA.

           (d) No officer or employee of the Company will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement or any benefits under any Benefits Plan the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     3.12  TAXES.  The Company has filed all material tax returns and reports
           -----
required to be filed by it and all such returns and reports were true and correct in all material respects. All taxes that accrue or are payable by the Company in respect of taxable periods that end on or before the Closing Date and for any taxable period that begins before the Closing Date and ends thereafter to the extent such taxes are attributable to the portion of such period ending on the Closing Date, as determined under the closing of the books method of allocation, have been (or will have been, on or before the Closing Date) timely paid or an adequate reserve has been established on the Company Balance Sheet. The most recent financial statements, dated December 31, 1998, (a true, correct complete copy of which has been delivered to the Parent by the Company) reflect an adequate reserve for all taxes payable by the Company for all taxable periods and portions thereof through the date of such financial statements and no liabilities for taxes have been incurred since the date of such financial statements except in the ordinary course of business. No deficiencies for any taxes have been proposed, asserted or assessed against the Company, and no requests for waivers of the time to assess any such taxes are pending. As used in this Agreement, "TAXES" shall include all Federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with an interest and penalties, whether as primary obligor or as a result of being a "transferor" (within the meaning of section 6901 of the Code and any corresponding state and local law) of another person or a member of an affiliated, consolidated or combined group.

     3.13  NO EXCESS PARACHUTE PAYMENTS.  No amount that could be received
           ----------------------------
(whether in cash or property or the vesting of property) in connection with any of the transactions contemplated by this Agreement by any employee, officer or director of the Company who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). No such person is entitled to receive any additional payment from the Company, the Surviving Corporation or any other person (a "PARACHUTE GROSS-UP PAYMENT") in the event that the excise tax of Section 4999(a) of the Code is imposed on such person. The Board of Directors of the Company has not granted to any officer, director or employee of the Company any right to receive any Parachute Gross-Up Payment.

     3.14  TITLE TO PROPERTIES.
           -------------------

           (a) The Company has good and marketable title to, or valid leasehold interests in, all of its properties and assets except for such as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate would not have a Material Adverse Effect on the Company. All such material assets and properties, other than assets and properties in which the Company has a leasehold interest, are free and clear of all Liens (other than Liens for current taxes not yet due and payable), except for Liens that individually or in the aggregate would not have a Material Adverse Effect on the Company.

           (b) The Company has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, all such leases are in full force and effect and have been made available to the Parent. The Company enjoys peaceful and undisturbed possession under all such leases.

     3.15  INTELLECTUAL PROPERTY.
           ---------------------

           (a) The Company owns, or has the right to use, sell or license all intellectual property necessary or required for the conduct of its business as presently conducted and as presently contemplated (such intellectual property and the rights thereto are collectively referred to as the "COMPANY IP RIGHTS").

           (b) Section 3.15 of the Company Schedules sets forth with respect to the intellectual property of the Company: (i) for each patent and patent application, the number, normal expiration date, title and priority information for each country in which such patent has been issued, or, the application number, date of filing, title and priority information for each country, (ii) for each trademark, trade name or service mark, whether or not registered, the date first used, and, if registered, the application serial number or registration number, the class of goods covered, the nature of the goods or services, the countries in which the names or mark is used and the expiration date for each country in which a trademark has been registered and (iii) for each copyright for which registration has been sought, whether or not registered, the date of creation and first publication of the work, the number and date of registration for each country in which a copyright application has been registered.

           (c) The Company has taken all reasonable steps necessary or appropriate (including, entering into appropriate confidentiality, nondisclosure agreements with officers, directors, subcontractors, independent contractors, full-time and part-time employees, licensees and customers) to safeguard and maintain the secrecy and confidentiality of, and the proprietary rights in, the Company IP Rights.

           (d) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Company IP Right (the "COMPANY IP RIGHTS AGREEMENTS"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company IP Right or impair the right of the Company, the Surviving Corporation or the Parent to use, sell or license any Company IP Right or portion thereof.

           (e) (i) Neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold by the Company violates any license or agreement between the Company and any third party or infringes any proprietary right of any other party; and (ii) there is no pending or, to the knowledge of the Company, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Company IP Right or operate the Company's Web service.

     3.16  YEAR 2000 COMPLIANCE.
           --------------------

           (a) All of the current or past products and services offered by the Company, including each item of hardware, software, or firmware, any system, equipment, or products consisting of or containing one or more thereof, any and all enhancements, upgrades, customizations, modifications, maintenance and the like are Year 2000 Compliant (as defined below). The Company is not subject to any pending or threatened claim, regulatory action, processing or investigation concerning the Year 2000 Compliance of its respective products, services or operations, and, to the best of the Company's knowledge, there is no basis for any such claim, regulatory action, investigation or proceeding. To the Best of the Company's knowledge, all of the internal management information systems (including hardware, firmware, operating system software, utilities, and applications software) and all facilities and systems used in the ordinary course of business by or on behalf of the Company, including payroll, accounting, billing/receivables, customer service, human resources, and e-mail systems used by the Company, are Year 2000 Compliant. To the best of the Company's knowledge, all vendors of products or services to the Company, and its respective products, services and operations, are Year 2000 Compliant, and each such vendor will continue to furnish its products or services to the Company, without interruption or material delay, on and after January 1, 2000.

           (b)  For purposes of this Agreement, "Year 2000 Compliant" means that
(i) the products, services, or other items (s) at issue accurately process, provide and/or receive all date/time data (including calculating, comparing, and sequencing) within, from, into, and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including leap year calculations, and (ii) neither the performance nor the functionality nor the Company's provision of the products, services, and other item (s) at issue will be affected by any dates/times prior to, on, after, or spanning January 1, 2000. The design of the products, services, and other item (s) at issue includes proper date/time data century recognition and recognition of 1999 and 2000, calculations that accommodate single century and multi-century formulae and date/time values before, on, after spanning January 1, 2000, and date/time data interface values that reflect the century, 1999, and 2000.

     3.17  VOTING REQUIREMENTS. The affirmative vote of the holders of a
           -------------------
majority of the outstanding shares of Company Common Stock and of a majority of the outstanding Company Preferred Stock, voting as separate classes, are the only votes of the holders of any capital stock of the Company necessary to approve and adopt this Agreement and approve the Merger.

     3.18  PAYMENTS.  Neither the Company nor any of its representatives acting
           --------
on its behalf have, directly or indirectly, paid or delivered any fee, commission or other sum of money or property, however characterized, to any finder, agent, government official or other party, in the U.S. or any other country which the Company knows or has reason to believe to have been illegal under any federal, state or local laws of the U.S. or any other country having jurisdiction. Neither the Company nor any of its representatives acting on its behalf, have accepted or received any unlawful contributions, payments, gifts or expenditures.

     3.19  TRANSACTIONS WITH RELATED PARTIES.  Except for compensation
           ---------------------------------
arrangements in the ordinary course of business, as disclosed on Section 3.18 of the Company Schedules or for amounts less than $10,000, no Related Party (as defined below) of the Company has (a) borrowed or loaned money or other property to the Company which has not been repaid or returned, (b) any currently enforceable contractual or other claims, express or implied, of any kind whatsoever against the Company or (c) has or had any material economic interest in any property currently used by the Company or any subsidiary thereof. For purposes of this Agreement, (I) "RELATED PARTY" means as to any person, any of such person's officers and directors, any Affiliate thereof or the respective officers and directors of any such Affiliate, or any other person in which any of the foregoing persons have any direct or material indirect interest, (ii) "AFFILIATE" of a person means any other person which directly or indirectly controls, is controlled by, or is under common control with, such person and
(iii) "CONTROL" (including, with correlative meaning, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

     3.20  RESTRICTIONS ON BUSINESS ACTIVITIES.  There is no agreement
           -----------------------------------
(noncompete, grant of exclusivity or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company.

     3.21  ACCOUNTS RECEIVABLE; INVENTORY.
           ------------------------------

           (a) The Company has made available to Parent a list of all accounts receivable of the Company reflected on the Balance Sheet ("ACCOUNTS RECEIVABLE") along with a range of days elapsed since invoice.

           (b) All Accounts Receivable of the Company are collectible except to the extent of reserves therefor set forth in the Balance Sheet. No person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

           (c) All of the inventories of the Company reflected on the Balance Sheet and the Company's books and records on the date of this Agreement were purchased, acquired or produced in the ordinary and regular course of business and in a manner consistent with the Company's regular inventory practices and are set forth on the Company's books and records in accordance with the practices and principles of the Company consistent with the method of treating said items in prior periods.

     3.22  MINUTE BOOKS.  The minute books of the Company made available to
           ------------
counsel for Parent are the only minute books of the Company and contain an accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the date of incorporation of the Company.

     3.23  ENVIRONMENTAL MATTERS.
           ---------------------

           (a) Except as set forth in Section 3.22 of the Company Schedules, to the knowledge of the Company, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state, local or other applicable law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies properly and safely maintained (a "HAZARDOUS MATERIAL"), are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

           (b) To the knowledge of the Company, the Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "COMPANY HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

           (c) To the knowledge of the Company, the Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of the Company's Hazardous Material Activities and other business of the Company as such activities and business are currently being conducted other than any Environmental Permits, the lack of which would not, individually or in the aggregate, have a Material Adverse Effect. All Environmental Permits are in full force and effect. The Company (A) is in compliance with all material terms and conditions of the Environmental Permits and (B) is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the laws of all Governmental Entities relating to pollution or protection of the environment or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder.

           (d) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened, concerning any

Environmental Permit, Hazardous Material or any Company Hazardous Materials Activity. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any material environmental liability.

     3.24  INSURANCE.  Section 3.23 of the Company Schedules lists all insurance
           ---------
policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has not received any notice that the insurers intend to terminate or materially increase the premiums payable under any of such policies.

     3.25  WARRANTIES; INDEMNITIES.  Section 3.24 of the Company Schedules sets
           -----------------------
forth a list of all agreements containing warranties and indemnities relating to products sold or services rendered by the Company, and no warranty or indemnity has been given by the Company which differs therefrom in any material respect.
Section 3.24 of the Company Schedules also indicates all warranty and indemnity claims in excess of $5,000 made against the Company.

     3.26  REPRESENTATIONS COMPLETE.  None of the representations or warranties
           ------------------------
made by the Company, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared or furnished by the Company or its representatives pursuant to this Agreement or in connection with the transactions contemplated hereby, or furnished in or in connection with the Shareholder Materials (or defined in Section 5.3) mailed or delivered to the shareholders of the Company in connection with soliciting their consent to this Agreement and the transactions contemplated hereby, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. To the Company's knowledge, there is no event, fact or condition that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect that has not been set forth in this Agreement or in the Company Schedules.


                                   SECTION 4

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Except as disclosed in writing in a disclosure letter referring specifically to the representations and warranties in this Agreement that specifically identifies the section and subsection to which such disclosure relates and that is delivered to the Company by the Parent and certified by a duly authorized officer of the Parent prior to the date of this Agreement, Parent and Sub represent and warrant to the Company as follows:

     4.1  ORGANIZATION, STANDING AND CORPORATE POWER.  Each of the Parent and
          ------------------------------------------
Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as now being conducted. Each of the Parent and Sub is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or be in good standing individually or in the aggregate would not have a Material Adverse Effect on Parent.

     4.2  AUTHORITY/NONCONTRAVENTION.  Each of the Parent and Sub has the
          --------------------------
requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by each of the Parent and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each of the Parent and Sub and no other corporate proceedings on the part of each of the Parent and Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Parent and Sub and constitutes valid and binding obligations of Parent and Sub, enforceable against the Parent and Sub in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit or require any consent, approval or authorization under, or result in the creation of any Liens in or upon any of the properties or assets of the Parent under, any provision of
(a) the Certificate of Incorporation or Bylaws of the Parent or the certificates of incorporation or bylaws (or similar organizational documents) of any of its subsidiaries, (b) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other material contract, commitment, agreement, arrangement, obligation, undertaking, instrument, permit, concession, franchise or license applicable to Parent or its properties or assets or (c) subject to the governmental filings and other matters referred to in the following sentence, any statute, law, ordinance, rule or regulation or judgment, order or decree, in each case, applicable to Parent or its properties or assets, other than, in the case of clauses (b) and (c), any such conflicts, violations, defaults, rights, or Liens or other occurrences that individually or in the aggregate would not have a Material Adverse Effect on Parent. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Parent or Sub in connection with the execution and delivery of this Agreement by Parent or Sub or the consummation by Parent or Sub of the Merger or the other transactions contemplated by this Agreement, except for (a) the receipt of a valid exemption from the registration requirements of the Securities Act, (b) the filing of the Agreement of Merger with the California Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business and (c) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not have a Material Adverse Effect on the Parent or impair the ability of Parent or Sub to perform their obligations under this Agreement.

     4.3  SEC DOCUMENTS; PARENT FINANCIAL STATEMENTS.  Parent has furnished or
          ------------------------------------------
made available to the Company a true and complete copy of its Registration Statement on Form S-1 dated December 2, 1998 (the "REGISTRATION STATEMENT"), which Parent filed under the Securities Act with the Securities and Exchange Commission (the "SEC"). As of its date, the Registration Statement complied in all material respects with the requirements of the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The financial statements of Parent, including the notes thereto, included in the Registration Statement (the "PARENT FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by applicable rules and regulations of the SEC) and fairly present the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements. Parent has no material obligations other than (i) those set forth in the Parent Financial Statements and (ii) those not required to be set forth in the Parent Financial Statements under generally accepted accounting principles.

     4.4  PARENT COMMON STOCK.  The shares of Parent Common Stock, when issued
          -------------------
in the Merger in compliance with this Agreement, will be validly issued, fully paid and nonassessable. Such shares will be issued in compliance with applicable state and federal securities laws.


                                   SECTION 5

                                   COVENANTS

     5.1  CONDUCT OF BUSINESS OF THE COMPANY.  During the period from the date
          ----------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company shall carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the date of this Agreement and, to the extent consistent with such business, use all commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, with the objective that its goodwill and ongoing business shall be unimpaired at the Effective Time. The Company shall promptly notify Parent of any event or occurrence not in the ordinary course of business of the Company. Except as expressly contemplated by this Agreement or disclosed in the Company Schedules, the Company shall not, without the prior written consent of Parent:

          (a) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

          (b) Issue, deliver or sell, authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities or authorize or propose any change in its equity capitalization;

          (c) Accelerate, amend or change the period of exercisability of the Company Stock Options or authorize cash payments in exchange therefor, except as contemplated by this Agreement;

          (d) Solicit approval for or effect any amendments to the Company's Articles of Incorporation or Bylaws;

          (e) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company;

          (f) Sell, lease, license, pledge or otherwise dispose of or encumber any of its properties or assets except in the ordinary course of business consistent with past practice (including without limitation any indebtedness owed to it or any claims held by it);

          (g) Except in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee, endorse or otherwise become responsible for the obligations of others, or make loans or advances;

          (h) Pay, discharge or satisfy in an amount in excess of $10,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the Company's Financial Statements or those incurred after the Balance Sheet in the ordinary course of business;

          (i) Adopt or amend any employee benefit or employee stock purchase or employee option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures;

          (j) Commence a lawsuit other than for the routine collection of bills;

          (k) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Company IP Rights or enter into grants to future patent rights, other than in the ordinary course of business;

          (l) Except in the ordinary course of business with prior notice to Parent, violate, amend or otherwise modify the terms of any of the Company's contracts binding on the Company as set forth in Section 3.8 of the Company Schedules;

          (m) Revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

          (n) Make any material tax election other than in the ordinary course of business and consistent with past practice, change any material tax election, adopt any material tax accounting method other than in the ordinary course of business and consistent with past practice, change any material tax accounting method, file any material tax return (other than any estimated tax returns, payroll tax returns or sale tax returns) or any amendment to a material tax return, enter into any closing agreement, settle any tax claim or assessment, or consent to any tax claim or assessment, without the prior written consent of the Parent, which consent will not be reasonably withheld;

          (o) Engage in any activities or transactions that are outside the ordinary course of its business consistent with past practice;

          (p) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith; or waive or commit to waive any rights of substantial value; or cancel, materially amend or renew any insurance policy; or

          (q) Take, or agree (in writing or otherwise) to take, any of the actions described in Sections 5.1(a) through (p) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or result in any of the conditions to the Merger set forth in Section 6 not being satisfied.

     5.2  NO SOLICITATION.  Until the earlier of the Effective Time or the
          ---------------
termination of this Agreement pursuant to the provisions of Section 8.1, neither the Company nor the Principal

Shareholders will (nor will the Company permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person or take any other action intended or designed to facilitate the efforts of any person, other than Parent, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets, (b) provide information with respect to it to any person, other than Parent, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of its or their capital stock or assets, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of its capital stock or assets or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of its capital stock or assets by any person, other than by Parent. In addition to the foregoing, if the Company or the Principal Shareholder receives any unsolicited bona fide offer or proposal
                                                   ---- ----
relating to any of the above, the Company or the Principal Shareholder (as the case may be) shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be.

     5.3  SHAREHOLDER APPROVAL.  The Company will call a meeting of its
          --------------------
shareholders (the "SHAREHOLDERS' MEETING") to be held as promptly as practicable for the purpose of obtaining the shareholder approval required in connection with the transactions contemplated hereby and by the Merger Agreement and shall use all reasonable efforts to obtain such approval. In connection with the Shareholders Meeting, the Company shall submit materials to its shareholders (the "SHAREHOLDERS MATERIALS") in compliance with federal and state laws and shall include information regarding the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger. The Shareholder Materials shall further include an investment representation statement and questionnaire in the form provided to the Company by Parent, as well as Parent's SEC Documents and other information regarding the Parent and the Company as may be required to comply with Federal and state securities laws. The Company shall provide the Shareholder Materials to Parent for its review and approval prior to distributing the Shareholder Materials to the Company's shareholders. The Company shall coordinate and cooperate with the Parent with respect to the timing of the Shareholders' Meeting. The Company shall not change the date of the Shareholders' Meeting without the prior written consent of the Parent, nor shall the Company adjourn the Shareholders' Meeting without the prior written consent of the Parent, unless such adjournment is due to the lack of a quorum, in which case the Chairman of the Shareholders' Meeting shall announce at such meeting the time and place of the adjourned meeting.

     5.4  ACCESS TO INFORMATION.  Upon reasonable notice, the Company shall
          ---------------------
afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the Company's properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request, including without limitation access upon reasonable request to the Company's employees, customers and vendors for due diligence inquiry. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements, business plans and projections promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.5  CONFIDENTIALITY.  Each of the parties agrees to keep such information
          ---------------
or knowledge obtained in any investigation pursuant to Section 5.4, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential pursuant to the mutual Nondisclosure Agreement dated as of January 5, 1999 by and between Parent and the Company (the "CONFIDENTIALITY AGREEMENT").

     5.6  EXPENSES.  Whether or not the Merger is consummated, all reasonable
          --------
and customary fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses. Such fees and expenses of the Company and its shareholders shall be incurred entirely by the Company.

     5.7  PUBLIC DISCLOSURE.  Unless otherwise required by law, prior to the
          -----------------
Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld, subject, in the case of Parent, to Parent's obligation to comply with applicable securities laws.

     5.8  CONSENTS.  Each of Parent and the Company shall promptly apply for or
          --------
otherwise seek, and use its reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, and the Company shall use all reasonable efforts to obtain all consents, waivers and approvals under any of the Company's agreements, contracts, licenses or leases in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Merger. All of such Company consents and approvals are set forth in Section 5.8 of the Company Schedules.

     5.9  FIRPTA COMPLIANCE.  On the Closing Date, the Company shall deliver to
          -----------------
Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(c)(3).

     5.10  REASONABLE EFFORTS.  Subject to the terms and conditions provided in
           ------------------
this Agreement, each of the parties hereto shall use all reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     5.11  NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice
           -------------------------------
to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which may cause any representation or warranty of the Company and Parent, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.11
--------  -------
shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.12  BLUE SKY LAWS.  Parent shall take such steps as may be necessary to
           -------------
comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Parent Common Stock pursuant hereto. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

     5.13  NONCOMPETITION AND EMPLOYMENT AGREEMENTS.  At the Effective Time (a)
           ----------------------------------------
the Parent and the Company mangers identified in Section 5.14 of the Company Schedules shall enter into noncompetition agreements in the form attached as Exhibit C (the "NONCOMPETITION AGREEMENTS") and (b) Andrew Rebele and Monica Lee
---------
shall enter into employment agreements with the Parent in a form satisfactory to the parties thereto (the "EMPLOYMENT AGREEMENTS"). The Noncompetition Agreements and the Employment Agreements shall become effective as of the Effective Time.

     5.14  INVESTMENT REPRESENTATION AGREEMENTS.  All of the holders of
           ------------------------------------
outstanding shares of capital stock of the Company shall execute and deliver to Parent Investment Representation Agreements in the form attached hereto as Exhibit D.
---------

     5.15  APPOINTMENT.  Andrew Rebele shall be appointed by the Parent as an
           -----------
Executive Vice President of the Parent and General Manager of the CityAuction division, effective as of the Effective Time. Mr. Rebele shall report to either the Chief Executive Officer, the President or the Chief Operating Officer of the Parent at the discretion of the Board of Directors of the Parent.

     5.16  STOCK OPTIONS.
           -------------

           (a) At the Effective Time, each outstanding Company Stock Option, whether vested or unvested, shall be assumed by Parent. Accordingly, each Company Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the number, rounded down to the nearest whole integer, of full shares of Parent Common Stock the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Stock Option in full, including as to unvested shares, immediately prior to the Effective Time, at a price per share equal to (y) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Company Stock Option with such exercise price per share rounded up to the nearest whole cent. The term, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other terms and conditions of the Company Stock Options will otherwise be unchanged, except that all CityAuction employees, who held stock options under the Company Stock Option Plan, shall receive 12 months vesting credit and acceleration effective as of the Effective Time.

           (b)  Form S-8 Registration.  As soon as practicable after the
                ---------------------
Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate form), or another appropriate form with respect to the shares of Parent Common Stock subject to such assumed Company Stock Options (the "ASSUMED OPTIONS") and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Assumed Options remain outstanding.


                                   SECTION 6

                           CONDITIONS TO THE MERGER

     6.1   CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER.  The
           ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

           (a)  Shareholder Approval.  This Agreement, the agreements
                --------------------
contemplated hereunder and the Merger and other transactions contemplated hereby and thereby shall have been approved and adopted by the affirmative vote or consent of the holders of at least a majority of the outstanding Company Common Stock and at least a majority of the outstanding Company Preferred Stock present, in person or by proxy, at the Shareholders Meeting contemplated by Section 5.3, in compliance with applicable law and the Company's Articles of Incorporation and Bylaws.

          (b)  Employment Agreements.  The Employment Agreements shall have been
               ---------------------
executed and delivered by the parties thereto.

     6.2  ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND SUB.  The
          ----------------------------------------------------------
obligations of Parent and Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a)  Representations, Warranties and Covenants.  The representations
               -----------------------------------------
and warranties of the Company and the Principal Shareholders in this Agreement shall be true and correct in all material respects (such that a breach of such representations and warranties would not have a Material Adverse Effect on the Company) on and as of the date of this Agreement and as of the Closing Date as though such representations and warranties were made on and as of such time and the Company and the Principal Shareholders shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by each of them as of the Closing Date. Parent shall have been provided with a certificate dated as of the Closing Date executed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to such effect.

          (b)  Legal Opinion.  Parent shall have received a legal opinion from
               -------------
General Counsel Associates LLP, legal counsel to the Company, substantially in the form of Exhibit E.
            ---------

          (c)  No Injunctions or Restraints on Conduct of Business. No temporary
               ---------------------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Parent's proposed acquisition of the Company, or limiting or restricting Parent's conduct or operation of the business of the Company (or its own business) following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

          (d)  Litigation.  There shall be no action, suit, claim or proceeding
               ----------
of any nature pending, or overtly threatened, against the Parent, Sub or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement, or that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of the Company.

          (e)  Due Diligence.  The Parent shall be satisfied with the results of
               -------------
its due diligence review of the Company.

          (f)  Investment Representations.  Parent shall have received from each
               --------------------------
of the shareholders of the Company an executed Investment Representation Agreement which shall be in full force and effect.

          (g)  No Dissenters. Holders of more than 5% of the outstanding capital
               -------------
stock of the Company shall not have exercised, nor shall they continue to have the right to exercise, appraisal rights with respect to the transactions contemplated by this Agreement.

          (h)  Noncompetition Agreements.  The Noncompetition Agreements shall
               -------------------------
have been duly executed and delivered by the parties thereto.

          (i)  Securities Law Compliance.  Parent shall have received from the
               -------------------------
shareholders of the Company executed investment representation statements and completed questionnaires in form and substance satisfactory to Parent that the issuance of the shares of Parent Common Stock pursuant to the Merger is exempt from the registration requirements of the Securities Act and is exempt from registration under applicable state securities laws.

          (j)  Exercise/Conversion. The Warrant shall have been exercised and/or
               -------------------
terminated and all outstanding shares of Preferred Stock of the Company shall have been converted into Company Common Stock prior to the Effective Time.

          (k)  Board of Directors' Approval.  The Board of Directors of Parent
               ----------------------------
shall have approved the Merger.

     6.3  ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY.  The obligations of
          -----------------------------------------------
the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a)  Representations, Warranties and Covenants.  The representations
               -----------------------------------------
and warranties of Parent and Sub in this Agreement shall be true and correct in all material respects (such that a breach of such representations and warranties would not have a Material Adverse Effect on Parent) on and as of the date of this Agreement and as of the Closing Date as though such representations and warranties were made on and as of such time and each of Parent and Sub shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date. The Company shall have been provided with a certificate dated as of the Closing Date and executed on behalf of Parent by an executive officer of Parent to such effect.

          (b)  Registration Rights Agreement.  The Registration Rights Agreement
               -----------------------------
in the form of Exhibit F shall have been executed and delivered by Parent.
               ---------

          (c)  Employee Stock Options.  The Employee Stock Options shall have
               ----------------------
been delivered by Parent.

          (d)  Litigation.  There shall be no action, suit, claim or proceeding
               ----------
of any nature pending, or overtly threatened, against Parent or Sub, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement, or that would materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of Parent.


                                   SECTION 7

                                INDEMNIFICATION

     7.1  GENERAL INDEMNIFICATION.  The Shareholders covenant and agree to
          -----------------------
indemnify, defend, protect and hold harmless Parent and the Surviving Corporation and their respective officers, directors, employees, shareholders, assigns, successors and affiliates (individually, an "INDEMNIFIED PARTY" and collectively, "INDEMNIFIED PARTIES") from, against and in respect of:

          (a) all liabilities, losses, claims, damages, punitive damages, courses of actions, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "DAMAGES") suffered, sustained or incurred by the Indemnified Persons in connection with, resulting from or arising out of, directly or indirectly:

               (i) any breach of any representation or warranty of the Company or the Principal Shareholders set forth in this Agreement or any certificate, document or instrument delivered by or on behalf of the Company or the Principal Shareholders in connection herewith;

               (ii) any nonfulfillment of any covenant or agreement on the part of the Company or the Principal Shareholders in this Agreement;

               (iii) the business, operations or assets of the Company prior to the Closing Date, including without limitation all taxes due and payable prior to the Closing Date, except as otherwise disclosed in the Company Financial Statements or the Company Schedules; or

               (iv) the actions or omissions of the Company's directors, officers, shareholders, employees or agents prior to the Closing Date; and

          (b) any and all Damages incident to any of the foregoing or to the enforcement of this Section 8.1.

     7.2  LIMITATION AND EXPIRATION.  Notwithstanding the above:
          -------------------------

          (a) There shall be no liability for indemnification under Section 7.1 unless the aggregate amount of Damages exceeds $100,000 (the "INDEMNIFICATION THRESHOLD"), in which event the liability for indemnification will apply to the entire aggregate amount of Damages. The Pledged Shares shall represent the exclusive means of satisfying any claims under this Section 7 except with respect to Claims (as defined below) relating to any breach of the representations and warranties set forth in Section 3.12 (Taxes) and 3.22 (Environmental Matters) or for Claims relating to fraud or willful misconduct. For purposes of satisfying indemnification obligations pursuant to Section 7.1, the Pledged Shares shall be valued at the average of the closing price of the Parent Common Stock as reported on the Nasdaq National Market for the ten trading days preceding the Closing. Any Damages paid pursuant to this Section 7 shall be paid on a prorated basis by the Shareholders in relation to their allocable portion of the Pledged Shares; and

          (b) The indemnification obligations under this Section 7 shall terminate as follows:

               (i) with respect to claims or demands (a "CLAIM") relating to a breach of the representations and warranties set forth in Section 3.12 (Taxes) and 3.22 (Environmental Matters) or fraud or willful misconduct, upon the later of the expiration of the applicable statute of limitations period or the final resolution of any and all such Claims pending as of such date; and

               (ii) with respect to all other Claims for indemnification under this Section 7, upon the later of the first anniversary of the Closing Date or the final resolution of any such claims pending as of the first anniversary.

          The term "INDEMNIFICATION DEADLINE DATE" refers to the expiration date of the applicable statute of limitations period with respect to Claims under clause (i) above and the first anniversary with respect to claims under clause
(ii) above. The term "PENDING CLAIMS" refers to the pending claims described in clauses (i) and (ii) above. From and after the applicable Indemnification Deadline Date, the indemnification obligations under this Section 7 shall survive only to the extent of Pending Claims.

     7.3  INDEMNIFICATION PROCEDURES.  All Claims for indemnification under this
          --------------------------
Section 7 shall be asserted and resolved as follows:

          (a) In the event the Indemnified Party has a Claim hereunder which does not involve a Claim being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness send a Claim Notice (as defined in Section 7.3(c) below) with respect to such Claim to the Shareholder Representative (as defined in Section 7.4 below). If the Shareholder Representative does not notify the Indemnified Party within 45 days from the date of receipt of such Claim Notice that the Shareholders dispute such Claim, the amount of such Claim shall be conclusively deemed a liability of the Shareholders hereunder. In case the Shareholder Representative shall object in writing to any Claim made in accordance with this Section 7.3(a), the Indemnified Party shall have fifteen
(15) days to respond in a written statement to the objection of the Shareholder Representative. If after such fifteen (15) day period there remains a dispute as to any Claims, the parties shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such Claims. If the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. If no such agreement can be reached after good faith negotiation, either party may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Shareholders' Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any Claim in such Claim Notice shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

          (b) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Los Angeles County, California under the rules then in effect of the American Arbitration Association. For purposes of this Section 7.3, in any arbitration hereunder in which any claim or the amount thereof stated in the Claim Notice is at issue, the Indemnified Party shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award such Indemnified Party less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the Indemnifying Party shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

          (c) In the event that any Claim for which the Shareholders would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness notify the Shareholder Representative of such

Claim, including a copy of the Claim made if the Claim was made in writing, specifying the nature of such claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim) (the "CLAIM NOTICE"). The Shareholder Representative shall have 30 days from the receipt of the Claim Notice (the "NOTICE PERIOD") to notify the Indemnified Party (i) whether or not the Shareholder Representative disputes the Shareholders' liability to the Indemnified Party hereunder with respect to such Claim and (ii) if the Shareholder Representative does not dispute such liability, whether or not the Shareholder Representative desires, at the sole cost and expense of the Shareholders, to defend against such Claim, provided that the Shareholder is hereby authorized (but not obligated) prior to and during the Notice Period to file any motion, answer or other pleading and to take any other action which the Shareholder Representative shall deem necessary or appropriate to protect the Shareholders' interests. In the event that the Shareholder Representative notifies the Indemnified Party within the Notice Period that the Shareholder Representative does not dispute the Shareholders' obligation to indemnify hereunder and desires to defend the Indemnified Party against such Claim and except as hereinafter provided, the Shareholder Representative shall have the right to defend by appropriate proceedings, which proceedings shall be diligently settled or prosecuted by the Shareholder Representative to a final conclusion; provided that, unless the Indemnified Party otherwise agrees in
            --------
writing, the Shareholder Representative may not settle any matter (in whole or in part) unless such settlement includes a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at the Indemnified Party's sole cost and expense. If the Shareholder Representative elects not to defend the Indemnified Party against such Claim, whether by failure of the Shareholder Representative to give the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party, without waiving any rights against the Shareholders, may settle or defend against any such Claim in the Indemnified Party's sole discretion and the Indemnified Party shall be entitled to recover from the Shareholders the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

          (d) Notwithstanding Section 7.4(b) above, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Shareholders hereunder if any Claim seeks material prospective relief which, in the reasonable opinion of the Indemnified Party, could have a material adverse effect on the assets, liabilities, financial condition, results of operations or business prospects of Parent and the Indemnified Party shall have given the Shareholder Representative written notice of the same. If the Indemnified Party should elect to exercise such right, the Shareholder Representative shall have the right to participate in, but not control, the defense of such claim or demand at the sole cost and expense of the Shareholders. Notwithstanding the foregoing, the Indemnified Party shall not settle any Claim without the written consent of the Shareholder Representative, which consent shall not be unreasonably withheld.

          (e) Nothing herein shall be deemed to prevent the Indemnified Party from making a Claim, and an Indemnified Party may make a Claim hereunder, for potential or contingent claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a claim or demand may be made.

          (f) The Indemnified Party's failure to give reasonably prompt notice to the Shareholder Representative of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Shareholders of any liability which the Shareholders may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudiced the Shareholders.

          (g) The parties will make appropriate adjustments for any tax benefits, tax detriments or insurance proceeds in determining the amount of any indemnification obligation under Section 7, provided that the Shareholder
                                            --------
Representative shall not be obligated to seek any payment pursuant to the terms of any insurance policy.

          (h) The Pledged Shares shall be available to satisfy the indemnification obligations of the Shareholder pursuant to this Section 7 through the first anniversary of this Agreement; provided however, that in the event that any Pending Claims are outstanding as of such date, an amount of Pledged Shares equal to 125% of such Pending Claims shall remain available to satisfy such Pending Claims until the resolution of such Pending Claims (the "PLEDGED SHARES EXPIRATION DATE"). As soon as reasonably practicable following the Pledged Shares Expiration Date, Parent shall distribute all Pledged Shares not required to satisfy indemnification obligations under this Section 7 to the Shareholders. The Pledged Shares shall bear a restrictive legend preventing their transfer pending expiration of such indemnification obligations in substantially the form set forth below:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN PLEDGED AS COLLATERAL PURSUANT TO THAT CERTAIN AGREEMENT AND PLAN OF REORGANIZATION DATED JANUARY 8, 1999 BY AND AMONG TICKETMASTER ONLINE-CITYSEARCH, INC., NERO ACQUISITION CORPORATION AND CITYAUCTION. PRIOR TO THE EXPIRATION OF THE PLEDGE AS SET FORTH IN SUCH AGREEMENT, SUCH SHARES MAY NOT BE OFFERED, SOLD, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF."

Within three (3) business days following the Indemnification Deadline Date, Parent shall use its reasonable commercial efforts to remove any stop transfer orders made to the Transfer Agent, shall authorize the Transfer Agent to remove the restrictive legend relating to the obligations of this Section 7 and shall release the number of Pledged Shares equal to (i) the total number of Pledged Shares minus (ii) the number of Pledged Shares having a Value (as defined below) equal to the amount of all indemnification obligations of the Shareholders through the Indemnification Deadline Date plus any amount necessary to satisfy any Pending Claims as of the Indemnification Deadline Date. Upon final resolution of all Pending Claims, Parent shall remove any stop transfer orders made to the Transfer Agent, shall authorize its Transfer Agent to remove the restrictive legend relating to the indemnification obligations of this
Section 7 and shall release the number of Pledged Shares equal to (i) the number of Pledged Shares that were retained by Parent on the Indemnification Deadline Date pursuant to the foregoing sentence minus (ii) the number of Pledged Shares having a Value equal to the amount of the indemnification obligations of the Shareholders under this Section 7 as determined upon the resolution of the Pending Claims. For purposes of this Agreement, the term "Value" per Pledged Share shall mean the lower of the per share price of Parent Company Common Stock as reported on the Nasdaq National Market on (i) the Effective Date or (ii) date of delivery of a Claim.


     7.4  SHAREHOLDERS' REPRESENTATIVE.
          ----------------------------

          (a) Upon the closing of the Merger, Andrew Rebele shall be constituted and appointed as agent and attorney-in-fact (the "SHAREHOLDERS' REPRESENTATIVE") for and on behalf of each of the Shareholders to give and receive notices and communications, to authorize delivery to Parent of Pledged Shares in satisfaction of Claims, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to Claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Representative for the accomplishment of the foregoing. Such agency may be changed (whether pursuant to vacancy, removal or resignation) by the vote of a majority of the Shareholders from time to time upon not less than thirty (30) days prior written notice to Parent. No bond shall be required of the Shareholders' Representative, and the Shareholders' Representative shall receive no compensation for its services, except for payment by the Shareholders of expenses, including fees of counsel, reasonably incurred by the Shareholders' Representative in connection with the performance of its duties hereunder.

          (b) The Shareholders' Representative shall not be liable for any act done or omitted hereunder as Shareholders' Representative while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Shareholders shall severally indemnify the Shareholders' Representative and hold such agent harmless against any loss, liability or expense incurred without bad faith on the part of the Shareholders' Representative and arising out of or in connection with the acceptance or administration of the Shareholders' Representative's duties hereunder.

          (c) A decision, act, consent or instruction of the Shareholders' Representative shall constitute a decision of all Shareholders and shall be final, binding and conclusive upon each Shareholder, and Parent may rely upon any decision, act, consent or instruction of the Shareholders' Representative taken in such manner as being the decision, act, consent or instruction of each and every Shareholder. The Parent is hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Representative.

     7.5  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All
          -----------------------------------------------------
representations, warranties and covenants made by the Company and the Principal Shareholders in or pursuant to this Agreement or in any document delivered pursuant hereto will survive the Closing and will remain in effect until, and will expire upon the Indemnification Deadline Date, provided, however, that the indemnification obligations with respect to any Pending Claim (and the related representations, warranties and covenants) will survive until the final resolution of such Pending Claim.


                                   SECTION 8

                       TERMINATION, AMENDMENT AND WAIVER

     8.1  TERMINATION.  This Agreement may be terminated and the Merger
          -----------
abandoned at any time prior to the Effective Time, whether before or after approval of the Merger by the shareholders of the Company:

          (a)  by mutual written consent of the Company and Parent;

          (b) by Parent or the Company if the Closing has not occurred by March 31, 1998: provided however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been the principal cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

          (c) by Parent or the Company if there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make the consummation of the Merger illegal;

          (d) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of all or a portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Merger;

          (e) by Parent if it is not in breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or the Principal Shareholders and such breach has not been cured within five (5) business days after written notice to the Company and the Principal Shareholder (provided that no cure period shall be required for a breach which by its nature cannot be cured); or

          (f) by the Company if it is not in breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Sub and such breach has not been cured within five (5) business days after written notice to Parent (provided that no cure period shall be required for a breach which by its nature cannot be cured).

     Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     8.2  EFFECT OF TERMINATION.  In the event of termination of this Agreement
          ---------------------
as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub, the Company or the Principal Shareholders, or their respective officers, directors or shareholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.5, 5.6, 8 and 9 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3  AMENDMENT.  This Agreement may be amended by the parties hereto at any
          ---------
time prior to the Closing by execution of an instrument in writing signed on behalf of each of the parties hereto, provided however that no amendment shall be made which by law requires the further approval of the shareholders of the Company without obtaining such approval.

     8.4  EXTENSION; WAIVER.  At any time prior to the Effective Time, Parent
          -----------------
and Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     8.5  NOTICE OF TERMINATION.  Any termination of this Agreement under
          ---------------------
Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto.


                                   SECTION 9

                                 MISCELLANEOUS

     9.1  NOTICES.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Sub, to:

               Ticketmaster Online - CitySearch, Inc.
               790 E. Colorado Boulevard, Suite 200,
               Pasadena, CA  91101
               Attention:  Chief Executive Officer
               Telephone No.:  (626) 405-0050
               Facsimile No.:  (626) 405-9929

               with a copy at the same address to the attention of Douglas McPherson, Chief Legal Counsel with a copy to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, CA 94304-1050
               Attention:  Larry W. Sonsini, Esq.
                           John T. Sheridan, Esq.
               Telephone No.:  (650) 493-9300
               Facsimile No.:  (650) 496-4088

          (b)  if to the Company, to:

               CityAuction, Inc.
               153 Kearney Street, #207
               San Francisco, CA  94108
               Attention: Andrew Rebele
               Telephone No.:  (415) 951-0650
               Facsimile No.:  (415) 781-0256

               with a copy to:

               General Counsel Associates LLP
               1891 Landings Drive
               Mountain View, CA  94043
               Attention:  John Montgomery
               Telephone No.:  (650) 428-3900
               Facsimile No.:  (650) 428-3901

          (c)  if to the Principal Shareholders, to:

               Andrew Rebele
               c/o:  CityAuction, Inc.
               153 Kearney Street, #207
               San Francisco, CA  94108


               Monica Lee
               c/o:  CityAuction, Inc.
               153 Kearney Street, #207
               San Francisco, CA  94108


     9.2  INTERPRETATION.
          --------------

          (a)iv When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "THE BUSINESS OF" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity.

          (b)iv For purposes of this Agreement the term "KNOWLEDGE" means with respect to a party hereto, with respect to any matter in question, that any of the chief executive officer, chief operating officer, president, chief financial officer, general counsel or controller of such party, has actual knowledge of such matter.

          (c)iv For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or other matter, if such change, event, violation, inaccuracy, circumstance or other matter would have a material adverse effect on the business, assets (including intangible assets), capitalization or financial condition of (i) such entity and its subsidiaries taken as a whole, or (ii) the Surviving Corporation, except for those changes, events and effects that (x) are primarily caused by conditions affecting the United States or world economy as a whole or affecting the industry in which such entity competes as a whole, or (y) result from announcement or pendency of the Merger.

          (d)iv For purposes of this Agreement, the term "SUBSIDIARY" of any entity means any other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned or controlled by such entity.

     9.3   COUNTERPARTS.  This Agreement may be executed in one or more
           ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4   ENTIRE AGREEMENT; ASSIGNMENT.  This Agreement, the schedules and
           ----------------------------
Exhibits hereto, the Confidentiality Agreement and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and
(c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     9.5   SEVERABILITY.  In the event that any provision of this Agreement or
           ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6   OTHER REMEDIES.  Except as otherwise provided herein, any and all
           --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7   GOVERNING LAW.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     9.8   FURTHER ASSURANCES.  Each party agrees to cooperate fully with the
           ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     9.9   ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS.  No provision of this
           -----------------------------------------
Agreement is intended, nor will be interpreted, to provide to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee, partner of any party hereto or any other person or entity.

     9.10  MUTUAL DRAFTING.  This Agreement is the joint product of the parties
           ---------------
hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

     9.11  FURTHER REPRESENTATIONS.   Each party to this Agreement acknowledges
           ------------------------
and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other party as to such tax consequences. The Company also represents that it has communicated the above to its shareholders.

     IN WITNESS WHEREOF, Parent, Sub, the Company and the Principal Shareholders have entered into this Agreement as of the date first written above.

CITYAUCTION, INC.                  TICKETMASTER ONLINE - CITYSEARCH, INC.

By    /s/ Andrew Rebele               By   /s/  Douglas McPherson
   ------------------------              ---------------------------------------

Name      Andrew Rebele               Name      Douglas McPherson
     ----------------------                -------------------------------------

Title     President                   Title     Chief Legal Officer / V.P.
      ---------------------                -------------------------------------


PRINCIPAL SHAREHOLDERS                NERO ACQUISITION CORPORATION

   /s/  Andrew Rebele                 By   /s/  Douglas McPherson
----------------------------             ---------------------------------------
Andrew Rebele
                                      Name      Douglas McPherson
                                           -------------------------------------
   /s/  Monica Lee
----------------------------
Monica Lee                            Title     Chief Legal Officer / V.P.
                                            ------------------------------------


[SIGNATURE PAGE TO REORGANIZATION AGREEMENT]

                                   EXHIBIT A
                                   ---------

                              AGREEMENT OF MERGER


     THIS AGREEMENT OF MERGER (the "Merger Agreement") is made and entered into as of March 29, 1999, by and between Nero Acquisition Corporation, a California corporation ("Sub") and CityAuction, Inc., a California corporation (the "Company" or the "Surviving Corporation"; Sub and the Company are sometimes referred to as the "Constituent Corporations"). Capitalized terms used herein and not defined in this Merger Agreement shall have their defined meanings as set forth in the Agreement and Plan of Reorganization, dated as of January 8, 1999 (the "Reorganization Agreement"), entered into by and among TicketMaster Online-CitySearch Inc., a Delaware corporation ("Parent"), Sub and the Company.

     NOW THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, Sub and the Company agree as follows:

                                   ARTICLE I

  1.1   Merger of Sub With and Into the Company.
        ---------------------------------------

        (a) Agreement to Acquire the Company. Subject to the terms of this
            --------------------------------
Merger Agreement and the Reorganization Agreement, the Company shall be acquired by Parent through a merger (the "Merger") of Sub with and into the Company.

        (b) Effective Time of the Merger. The Merger shall become effective upon
            ----------------------------
the filing of this Merger Agreement and officers' certificates of each Constituent Corporation with the Secretary of State of the State of California pursuant to Section 1103 of the California Corporations Code (the "Code"). The time of such filing is referred to as the "Effective Time."

        (c) Surviving Corporation. At the Effective Time, Sub shall be merged
            ---------------------
into the Company and the separate corporate existence of Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger and shall succeed, without other transfer, to all the rights and property of Sub and shall be subject to all the debts and liabilities of Sub in the same manner as if the Surviving Corporation had itself incurred them.

  1.2   Effect of the Merger; Additional Actions.
        ----------------------------------------

        (a) Effects. The Merger shall have the effects set forth in Section 1107
            -------
of the Code.

        (b) Additional Actions. If, at any time after the Effective Time, the
            ------------------
Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable (i) to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Constituent Corporation acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or (ii) to otherwise carry out the purposes of this Merger Agreement, each Constituent Corporation and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, bills of sale, assignments and assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Merger Agreement; and the officers and directors of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take any and all such actions.

                                  ARTICLE II

                         THE CONSTITUENT CORPORATIONS

  2.1   Organization of the Company.
        ---------------------------

        (a) Incorporation. The Company was incorporated under the laws of the
            -------------
State of California on April 21, 1998.

        (b) Authorized Stock. The Company is authorized to issue an aggregate of
            ----------------
10,000,000 shares of Common Stock, no par value ("Company Common Stock") and an aggregate of 1,015,000 shares of Preferred Stock, no par value ("Company Preferred Stock").

        (c) Outstanding Securities.
            ----------------------

            (i) Outstanding Stock. At the close of business on March 29, 1999,
                -----------------
2,815,000 shares of Company Common Stock were issued and outstanding.

           (ii) Outstanding Options. At the close of business on March 29, 1999,
                -------------------
the Company has reserved 300,000 shares of Company Common Stock for issuance to employees and consultants pursuant to outstanding options (the "Company Stock Options"), of which 22,394 were issued pursuant to the Company's 1998 Stock Option Plan and 277,606 shares remain available for future grant.

  2.2   Organization of Sub.
        -------------------

        (a) Incorporation. Sub was incorporated under the laws of the State of
            -------------
California on January 8, 1999.

        (b) Authorized Stock. Sub is authorized to issue an aggregate of 1,000
            ----------------
shares of Common Stock, no par value ("Sub Stock").

        (c) Outstanding Stock. On the date of this Merger Agreement, an
            -----------------
    aggregate of 1,000 shares of Sub Stock are outstanding.

                                  ARTICLE III

                     ARTICLES OF INCORPORATION AND BYLAWS
                         OF THE SURVIVING CORPORATION

  3.1   Articles of Incorporation of the Surviving Corporation. The Articles of
        ------------------------------------------------------
Incorporation of Sub in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation unless and until amended as provided by law and such Articles of Incorporation.

  3.2   Bylaws of Surviving Corporation. The Bylaws of Sub as in effect
        -------------------------------
immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation unless and until amended or repealed as provided by applicable law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

                                  ARTICLE IV

               EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
              CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

  4.1   Effect on Capital Stock. As of the Effective Time, by virtue of the
        -----------------------
Merger and without any action on the part of the holder of any shares of capital stock of the Company:

        (a) Capital Stock of Sub. Each issued and outstanding share of capital
            --------------------
stock of Sub shall continue to be issued and outstanding and shall be converted into one share of validly issued, fully paid and non-assessable Common Stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

        (b) Cancellation of Certain Shares of Capital Stock of the Company. All
            --------------------------------------------------------------
shares of Common Stock and Preferred Stock of the Company that are owned directly or indirectly by the Company shall be canceled and no stock of Parent or other consideration shall be delivered in exchange therefor.

        (c) Conversion of Capital Stock of the Company. Subject to Sections
            ------------------------------------------
4.1(d), (e), (f) and (g) below, each issued and outstanding share of Common Stock of Company (other than shares to be canceled pursuant to Section 4.1(b) hereof and the Reorganization Agreement) that is issued and outstanding immediately prior to the Effective Time shall automatically be canceled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive 0.279971340 shares of Class B Common Stock, $.01 par value, of Parent ("Parent Common Stock"). Each issued and outstanding share of Preferred Stock of the Company that is issued and outstanding immediately prior to the Effective Time shall automatically be canceled and exstinguished and converted, without any action on the part of the holder thereof, into the right to receive the number of shares of Parent Common Stock equal to the number of shares of Company Preferred Stock held multiplied by
0.013520482 plus the number of shares of Company Preferred

Stock held multiplied by 0.279971340. All such shares of Company capital stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Class B Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 4.2 hereof and the Reorganization Agreement. The ratios pursuant to which each share of Company Common Stock and each share of Company Preferred Stock will be exchanged for shares of Parent Class B Common Stock, determined in accordance with the foregoing provisions, is referred to as the "Exchange Ratios."

        (d) Dissenters' Rights. Any shares of Company Common or Preferred Stock
            ------------------
held by a holder who has properly exercised dissenters' rights for such shares in accordance with the California Code and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares") shall not be converted into Parent Common Stock but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the California Code. The Company shall give Parent prompt notice of any demand received by the Company to require the Company to purchase shares of Company Common or Preferred Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demand. The Company agrees that, except with the prior written consent of Parent, or as required under the California Code, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares (a "Dissenting Shareholder") who, pursuant to the provisions of the California Code, becomes entitled to payment of the value of shares of Company Common Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). In the event of legal obligation, after the Effective Time, to deliver shares of Parent Common Stock to any holder of shares of Company Common or Preferred Stock who shall have failed to make an effective purchase demand or shall have lost its status as a Dissenting Shareholder, Parent shall issue and deliver, upon surrender by such Dissenting Shareholder of such holder's certificate or certificates representing shares of capital stock of the Company, the shares of Parent Common Stock to which such Dissenting Shareholder is then entitled under this Section 2.1 and the Reorganization Agreement.

        (e) Fractional Shares. No fractional shares of Parent Common Stock shall
            -----------------
be issued, but in lieu thereof each holder of shares of Company Preferred Stock or Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock shall receive from Parent an amount of cash equal to the per share market value of Parent Common Stock (based on the last sales price of Parent Common Stock as reported on the Nasdaq National Market on the date of confirmation of the filing of the Merger Agreement, together with the required officers' certificates, in accordance with the Code on the closing date of the Merger) multiplied by the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled. The fractional share interests of each shareholder of the Company shall be aggregated, so that no Company shareholder shall receive cash in an amount greater than the value of one full share of Parent Common Stock.

        (f) Pledged Shares. Upon the Closing, 75,000 shares (of Parent Common
            --------------
Stock) of the purchase price shall be held by Parent and shall be available for satisfaction of indemnification claims made by Parent under Section 7 of the Reorganization Agreement and such shares shall bear a restrictive legend to such effect.

        (g) Stock Options. At the Effective Time, all Company Stock Options then
            -------------
outstanding shall be assumed by Parent in accordance with Section 5.16 of the Reorganization Agreement.

  4.2   Exchange of Certificates.
        ------------------------

        (a) Exchange Agent. Prior to the Effective Time, Parent shall designate
            --------------
a bank or trust company, reasonably acceptable to the Company, to act as exchange agent (the "Exchange Agent") in the Merger.

        (b) Parent to Provide Common Stock. Promptly after the Effective Time,
            ------------------------------
Parent shall deliver to the Exchange Agent in accordance with Section 4 hereof and the Reorganization Agreement, the shares of Parent Common Stock issuable pursuant to Section 4.1 hereof and the Reorganization Agreement in exchange for outstanding shares of capital stock of the Company, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 4.1(f) above.

        (c) Exchange Procedures. As soon as practicable after the Effective
            -------------------
Time, the Survivin g Corporation shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Preferred Stock or Common Stock (the "Certificates") whose shares are being converted into Parent Common Stock pursuant to Section 4.1 hereof and the Reorganization Agreement, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the number of shares of Parent Common Stock to which the holder of Company Preferred Stock or Common Stock is entitled pursuant to Section 4.1 hereof and the Reorganization Agreement. The Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Preferred Stock or Common Stock which is not registered on the transfer records of the Company, the appropriate number of shares of Parent Common Stock may be delivered to a transferee if the Certificate representing such capital stock of the Company is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 4.2, each Certificate shall be deemed at any time after the Effective Time to represent the right to receive upon such surrender the number of shares of Parent Common Stock as provided by this Section 2 and the provisions of the California Code.

        (d) No Further Ownership Rights in Capital Stock of the Company. All
            -----------------------------------------------------------
Parent Common Stock delivered upon the surrender for exchange of shares of Company Preferred Stock or Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Company Preferred Stock or Common Stock, and following the Effective Time, the Certificates shall have no further rights to, or ownership in, shares of capital stock of the Company. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Preferred Stock or Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 4.

        (e) Lost, Stolen or Destroyed Certificates. In the event any
            --------------------------------------
certificates evidencing shares of Company Preferred Stock or Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall make payment in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 4.1(f) hereof and the Reorganization Agreement; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

        (f) No Liability. Notwithstanding anything to the contrary in this
            ------------
Section 4.2, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Company Preferred or Common Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

        (g) Dissenting Shares. The provisions of this Section 4.2 shall also
            -----------------
apply to Dissenting Shares that lose their status as such, except that the obligations of Parent under this Section 4.2 shall commence on the date of loss of such status.

                                   ARTICLE V

                                  TERMINATION

  5.1   Termination by Mutual Agreement. Notwithstanding the approval of this
        -------------------------------
Merger Agreement by the shareholders of the Company and Sub, this Merger Agreement may be terminated at any time prior to the Effective Time by mutual agreement of the Boards of Directors of the Company and Sub.

  5.2   Termination of Reorganization Agreement. Notwithstanding the approval of
        ---------------------------------------
this Merger Agreement by the shareholders of the Company and Sub, this Merger Agreement shall terminate forthwith in the event that the Reorganization Agreement shall be terminated as therein provided.

  5.3   Effects of Termination. In the event of the termination of this Merger
        ----------------------
Agreement, this Merger Agreement shall forthwith become void and there shall be no liability on the part of Parent, Sub or the Company or their respective officers or directors, except as otherwise provided in the Reorganization Agreement.

                                  ARTICLE VI

                              GENERAL PROVISIONS

  6.1   Amendment. This Merger Agreement may be amended by the parties hereto at
        ---------
any time before or after approval hereof by the shareholders of the Company or Sub by execution of an instrument in writing signed on behalf of each of the parties hereto, provided however that no amendment shall be made which by law requires the further approval of the shareholders of the Company without obtaining such approval.

  6.2   Counterparts. This Merger Agreement may be executed in one or more
        ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

  6.3   Governing Law. This Merger Agreement shall be governed in all respects,
        -------------
including validity, interpretation and effect, by the laws of the State of California.

  IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.


                                    NERO  ACQUISITION CORPORATION


                                    By:
                                       -----------------------------

                                    Title:
                                          ---------------------------


                                    CITYAUCTION, INC.


                                    By:
                                       -----------------------------

                                    Title:
                                          ---------------------------








                      [SIGNATURE PAGE TO MERGER AGREEMENT]

                                   EXHIBIT B
                                   ---------


                     ALLOCATION OF EMPLOYEE STOCK OPTIONS



First 100,000 Options  (No acceleration provision)
---------------------

======================================================================
               Name                         Number of Options
======================================================================
Andrew Rebele                                     85,200
----------------------------------------------------------------------
Monica Lee                                         8,500
----------------------------------------------------------------------
Steven Walther                                     4,000
----------------------------------------------------------------------
Nikki Martinez                                     1,500
----------------------------------------------------------------------
Noelle Birmingham                                    800
----------------------------------------------------------------------


Second 100,000 Options  (Accleration based on performance)
----------------------

======================================================================
               Name                         Number of Options
======================================================================
Andrew Rebele                                     89,000
----------------------------------------------------------------------
Monica Lee                                         9,000
----------------------------------------------------------------------
Steven Walther                                     2,000
----------------------------------------------------------------------

----------------------------------------------------------------------

                                   EXHIBIT C
                                   ---------


                           NON-COMPETITION AGREEMENT


     THIS NON-COMPETITION AGREEMENT (the "Agreement") is entered into as of ___________, 1999 by and among Ticketmaster Online-CitySearch, Inc., a Delaware corporation ("Parent"), CityAuction, Inc., a California corporation (the "Company") and ________________________________ (the "Manager").

                                   Background

     A. Parent, Caligula Acquisition Corporation ("Sub") and the Company have entered into an Agreement and Plan of Reorganization dated as of January __, 1999 (the "Reorganization Agreement"), which provides for the merger (the "Merger") of Sub with and into the Company. Capitalized terms not otherwise defined in this Agreement have the meanings defined for them in the Reorganization Agreement.

     B. As a condition to the Merger, to preserve the value of the business being acquired by Parent, the Reorganization Agreement contemplates, among other things, that the Manager enter into this Agreement effective upon the Effective Time of the Merger.

     NOW THEREFORE, in consideration of the mutual promises made in this Agreement, Parent, the Company and the Manager agree as follows:

     1.  Covenant Not to Compete or Solicit.
         ----------------------------------
         (a) For two (2) years after the termination of Manager's employment with Parent, the Company or any sudsidiary thereof (the "Non-Compete Period"), the Manager shall not directly or indirectly for himself/herself or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group or other entity, without the prior written consent of Parent, engage anywhere in the world in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in (except for ownership of one percent (1%) or less of the outstanding securities of an entity whose securities are listed on a national securities exchange), or participate in the financing, operation, management or control of, any firm, corporation or business or any business unit of any firm or corporation in any business selling products or services in direct competition with the Parent's or the Company's business, including the on-line ticketing, city guide, on-line auctions, and/or on-line classifieds businesses.

         During the Non-Compete Period, the Manager shall not, directly or indirectly, without the prior written consent of Parent, (i) solicit, encourage, hire or take any other action which is intended to induce any employee of the Company or Parent or any subsidiary thereof to terminate his or her employment with the Company or Parent or any subsidiary thereof (as the case may be), or (ii) interfere in any manner with the contractual or employment relationship between the Company and any employee of the Company or Parent and any employee of Parent or any subsidiary of the Company or Parent and any employee of any such subsidiary.

        (b) The covenants contained in the preceding paragraphs shall be construed as a series of separate convents, one of each county, city and state of any geographic area where any business is presently carried on by Parent or the Company. Except for geographic coverage, each such separate covenant shall be identical in terms to the covenant contained in the preceding paragraphs. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 1 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

        (c) The Manager acknowledges that the Manager's covenant not to compete or solicit contained in this Section 1 is a condition precedent to the Merger to preserve the value of the business being purchased by Parent pursuant to the Merger. The Manager further acknowledges that breach of this Section 1 would cause irreparable injury to Parent and the Company and agrees that in the event of such breach, Parent and the Company shall each be entitled to injunctive relief without the necessity of proving actual damages.

  2.    Miscellaneous.
        -------------

        (a) Severability. If any portion of this Agreement is held by a court of
            ------------
competent jurisdiction to conflict with any federal, state or local law, such portion of this Agreement shall be of no force or effect and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

        (b) No Assignment. The Manager shall not assign this Agreement or any
            -------------
rights or obligations under this Agreement without the prior written consent of Parent.

        (c) Notice. Any notice or other communication required or permitted
            ------
under this Agreement shall be made in writing and delivered personally to the other parties or sent by certified or registered mail, return receipt requested and postage prepaid to the addresses set forth on the signature page hereto or such other address as any such party shall have furnished to the other parties in writing in accordance with this Section 2(c).

        (d) Entire Agreement. This Agreement contains the entire agreement and
            ----------------
understanding of the parties and supersedes all prior discussions, agreements and understandings relating to the subject matter of this Agreement. This Agreement may not be changed or modified, except by an agreement in writing executed by Parent and the Manager.

        (e) Effectiveness: Term. This Agreement shall become effective upon the
            -------------------
Effective Date and shall continue in full force and effect for two (2) years from its effectiveness.

      (f) Other. The waiver of a breach of any term or provision of this
          -----
Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement. This Agreement shall be governed by the laws of the State of California. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written above.


TICKETMASTER ONLINE-CITYSEARCH, INC.     MANAGER


By:  ________________________________    _______________________________
     Name:                               Name:
     Title:                              Address:
     Address:

CITYAUCTION, INC.


By:  ________________________________
     Name:
     Title:
     Address:



                 [Signature Page to Non-Competition Agreement]

                                   EXHIBIT D
                                   ---------


                      INVESTMENT REPRESENTATION AGREEMENT


     The undersigned is aware that pursuant to an Agreement and Plan of Reorganization, dated as of January 8, 1999, (the "Reorganization Agreement"), entered into by and among Ticketmaster Online - CitySearch, Inc., a Delaware corporation ("Parent"), Nero Acquisition Corporation, a California corporation and a wholly owned subsidiary of Parent ("Sub"), CityAuction, Inc., a California corporation (the "Company"), and Andrew Rebele and Monica Lee, individuals and principal shareholders of the Company (each, a "Principal Shareholder"), Sub will merge (the "Merger") with and into the Company and all shares of Company Capital Stock will be exchanged for shares of Parent Common Stock set forth in the Reorganization Agreement (the "Merger Consideration"). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Reorganization Agreement.

     The undersigned understands that the execution of this Certificate is a condition precedent to Parent and Sub's obligation to consummate the Merger and to the receipt of the shares of Parent Common Stock in connection with the Merger (pursuant to the terms and conditions of the Reorganization Agreement).

     The undersigned hereby represents and warrants as follows:

          1. The Parent Common Stock issued to the undersigned will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof in violation of the Securities Act of 1933, as amended (the "1933 Act"), and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned represents that the entire legal and beneficial interest of the Parent Common Stock will be held for the undersigned's account only, and neither in whole or in part for any other person other than a wholly owned subsidiary of the undersigned. By executing this Agreement, the undersigned further represents that the undersigned has no present contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Parent Common Stock.

          2. The undersigned represents that (without limiting or affecting the representations and warranties of Parent or Sub under the Reorganization Agreement) it: (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the undersigned's prospective investment in the shares of Parent Common Stock; (ii) has received copies of Parent's Registration Statement on Form S-1 dated December 2, 1998;
(iii) has received all the information it has requested from the Parent and the Company it considers necessary or appropriate for deciding whether to accept the Parent Common Stock; (iv) has the ability to bear the economic risks of the undersigned's prospective investment; and (v) is able, without materially impairing its financial condition, to hold the Parent Common Stock for an indefinite period of time and to suffer complete loss on its investment.

          3. Each certificate representing Parent Company Stock issued pursuant hereto to the undersigned and any shares issued or issuable in respect of any such Parent Common Stock upon any stock split, stock dividend, recapitalization, or similar event, shall be stamped or otherwise imprinted with legends in the following form (in addition to any legend required under applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER, AS SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

          4. The certificates evidencing the Parent Common Stock shall also bear any legend required pursuant to any state, local or foreign law governing such securities or the Reorganization Agreement.

          5. The undersigned understands and acknowledges that the Parent Common Stock has not been registered under the 1933 Act and Parent Common Stock must be held indefinitely unless subsequently registered under the 1933 Act or an exemption from such registration is available and that the Parent is obligated to register the Parent Common Stock only in accordance with the terms of the Registration Rights Agreement.

          6. The undersigned acknowledges that the Parent Common stock shall not be transferable except upon the conditions specified in this Agreement and the Reorganization Agreement.

          7. Prior to any proposed transfer of any Parent Common Stock, unless there is in effect a registration statement under the 1933 Act covering the proposed transfer, the undersigned shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Parent so requests, be accompanied by either (i) a written opinion of legal counsel who shall be satisfactory to Parent, addressed to Parent and satisfactory in form and substance to Parent's counsel, to the effect that the proposed transfer of Parent Common Stock may be effected without registration under the 1933 Act, or
(ii) a "No Action" letter from the Securities and Exchange Commission (the "Commission") to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Parent Common Stock shall be entitled to transfer such shares of Parent Common Stock in accordance with the terms of the notice delivered by the holder to Parent. Each certificate evidencing the shares of Parent Common Stock transferred as above provided shall bear the appropriate restrictive legend set forth in Section (c) above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for Parent such legend is not required in order to establish compliance with any provisions of the 1933 Act.

          8. The undersigned is familiar with the provisions of Rule 144, promulgated under the 1933 Act, which in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof (or from an affiliate of such issuer) in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (i) a public trading market then exists for the Parent Common Stock;
(ii) the availability of certain public information about Parent; (iii) the resale occurring not less than one (1) year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and (iv) the sale being made through a broker in an unsolicited "broker transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three (3) month period not exceeding the specified limitations stated therein, if applicable. The undersigned further understands that at the time the undersigned wishes to sell the shares of Parent Common Stock received from Parent there may be no public market upon which to make such a sale, and that, even if such a public market then exists, Parent may not be satisfying the current public information requirements of Rule 144, and that, in such event, the undersigned would be precluded from selling the shares of Parent Common Stock received from Parent under Rule 144 even if the one (1) year minimum holding period had been satisfied. The undersigned further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the 1933 Act, compliance with Regulation A, or some other registration exemption would be required to sell the shares of Parent Common Stock received from Parent.

          9. The undersigned is the sole record and beneficial owner of capital stock of the Company in the amount set forth next to its name on the signature page hereto. Such capital stock is not subject to any claim, lien, pledge, charge, security interest or other encumbrance or to any rights of first refusal of any kind, and the undersigned has not granted any rights to purchase such shares to any other person or entity. The undersigned has the sole right to transfer such shares. Such shares constitute all of the capital stock owned, beneficially or of record, by the undersigned, and the undersigned has no other rights to acquire any capital stock of the Company except as set forth on the signature page hereto.

        10. The undersigned has had an opportunity to review with its own tax advisors the tax consequences to the undersigned of the Merger and the transactions contemplated by the Reorganization Agreement. The undersigned understands that it must rely solely on its advisors and not on any statements or representations by Parent, the Company or any of their agents with respect to tax matters. The undersigned understands that it (and not Parent or the Company) shall be responsible for its own tax liability that may arise as a result of the Merger or the transactions contemplated by the Reorganization Agreement.

        11. The undersigned will have sufficient assets, after completion of the Merger, to satisfy all of the undersigned's obligations to its creditors, as the same become due and payable.

        12. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California.

        13. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this ____ day of March, 1999.


                                    -------------------------------------------
                                    Print Name of Stockholder



                                    -------------------------------------------
                                    Signature of Authorized Signatory



                                    Number of Shares and Type of
                                    Capital Stock of the Company:
                                    (indicate class of stock, i.e.,
                                    common, preferred, etc.)



                                    -------------------------------------------





            [SIGNATURE PAGE TO INVESTMENT REPRESENTATION STATEMENT]

                                   EXHIBIT E
                                   ---------

                                FORM OF OPINION

     Reference is made to the Agreement and Plan of Reorganization, dated as of January 8, 1999 the "Reorganization Agreement"), excluding all listed exhibits thereto, by and among Ticketmaster Online - CitySearch, Inc., a Delaware corporation ("Parent"), and CityAuction, Inc., a California corporation (the "Company"), which provides for the merger (the "Merger") of a wholly-owned subsidiary of Parent with and into the Company. Reference is also made to the Registration Rights Agreement, the Employment Agreements, the Non-Competition Agreements and the Voting Agreement, dated January ___, 1999 by and among Parent and certain shareholders of the Company (such agreements, including the Reorganization Agreement, are referred to collectively hereinafter as the "Agreements"). This opinion is rendered to you pursuant to Section 6.2(b) of the Agreement, and all terms used herein have the meanings defined for them in the Agreement unless otherwise defined herein.

     Based upon and subject to the foregoing, and except as set forth in the Company Schedules, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in each other jurisdiction in which the failure to so qualify would have a material adverse effect on such Company's business condition. The Company has no subsidiaries. The Company has all requisite power and authority to own, operate and lease its properties and to carry on its business as now being conducted.

     2. (a) The authorized capital stock of the Company consists (i) of 10,000,000 shares of Common Stock, of which 2,400,000 shares are issued and outstanding and (ii) 1,015,000 shares of Preferred Stock, of which 415,000 shares, designated Series A Preferred Stock, are outstanding. All of such outstanding shares have been duly authorized, validly issued, fully paid and non-assessable and have been issued in compliance with all applicable federal and state securities laws. The outstanding shares of Company Capital Stock are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company, or any agreement to which the Company is a party or by which it may be bound. There are no voting agreements or voting trusts with respect to any of the outstanding shares of capital stock of the Company. The outstanding shares of capital stock of the Company are held by the persons and in the amounts set forth in Section 3.2 of the Company Schedules.

         (b) The Company has reserved 300,000 shares of Company Common Stock for issuance to employees and consultants pursuant to outstanding options (the "Company Stock Options"), of which 15,019 were issued pursuant to the Company's 1998 Stock Option Plan (the "Company's Stock Option Plan") and 284,981 shares remain available for future grant under the plan. Section 3.2(b) of the Company Schedules sets forth for each outstanding Company Stock Options the name of the holder of such option, the number of shares of Company Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to date. The Company has reserved 600,000 shares of Series A Preferred Stock issuable upon exercise of a warrant issued to Snap! LLC (the "Warrant"). Except for the Company Stock Options described in Section 3.2(b) of the Company Schedules and the Warrant, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The Company's Stock Options and the Warrant have been issued in compliance with all applicable federal and state securities laws. The holders of Company Stock Options and the Warrant have given, or have properly waived, any required notice prior to the Merger. As a result of the Merger, Parent will be the record and beneficial owner of all outstanding capital stock of the Company and, except for stock options granted pursuant to the Company's Stock Option Plan [and the Warrant], rights to acquire capital stock of the Company.

     3. The execution and delivery of the Reorganization Agreement, the Agreement of Merger, the Non-Competition Agreement, the Employment Agreement(s) and the Registration Rights Agreement (the "Agreements") do not, and the consummation of the transactions contemplated by the Agreements will not, conflict with or result in any violation of any statute, law, rule, regulation, judgment, or, to our knowledge, any order, decree or ordinance applicable to the Company or its properties or assets, or, conflict with or result in any material breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of a material benefit under, or result in the creation of a material lien or encumbrance on any of the properties or assets of the Company pursuant to (i) any provision of the Articles of Incorporation or Bylaws of the Company currently in effect or (ii) to the best of our knowledge, except as disclosed in the Reorganization Agreement and the Company Schedules, any agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which the Company is a party or by which the Company or any of its properties or assets may be bound or affected.

     4. The Company has all requisite corporate power and authority to enter into the Agreements, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Agreements, the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and have been approved by the Board of Directors and shareholders of the Company. No other corporate proceeding on the part of the Company is necessary to authorize the Agreements by the Company or the performance of the Company's obligations thereunder or the consummation of the transactions contemplated thereby. The Agreements to which the Company is a party have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     5. No consent, approval, authorization or order of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company or in connection with the execution and delivery by the Company of the Agreements to which it is a party, or the consummation by the Company of the transactions contemplated thereby, except for (i) the filing of the Merger Agreement by the California Secretary of State, (ii) such as have been obtained or accomplished, and (iii) such consents, approvals, orders authorizations, registrations, declarations and filings as may be required under the laws of California, which if not obtained or made would not have a material adverse effect on the business condition of the Company.

     6. The Agreements have been duly approved and adopted by the affirmative vote of a number of outstanding shares of the Company's capital stock that equals or exceeds the number of such shares required to approve the Agreements, under the California Corporations Code and the Company's Articles of Incorporation.

     7. There is no action, suit, proceeding, claim or investigation pending or, to the best of our knowledge, threatened against the Company which could, individually or in the aggregate, have a material adverse effect on the business condition of the Company or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by the Agreements.

     8. To the best of our knowledge, the Company has not received notice that it would be, with the passage of time, in default or violation of any material term, condition or provision of any material judgment, order, injunction or stipulation applicable to the Company.

                                   EXHIBIT F
                                   ---------

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), is made as of March __, 1999, by and among Ticketmaster Online-CitySearch, Inc., a Delaware corporation ("Parent"), and certain former shareholders of CityAuction, Inc., a California corporation (the "Company"), listed on the signature pages hereto (the "Shareholders").

     WHEREAS:

     A. Pursuant to the terms of the Agreement and Plan of Reorganization dated as of January 8, 1999 (the "Reorganization Agreement"), by and among Parent, the Company, and Nero Acquisition Corporation, a California corporation and wholly owned subsidiary of Parent ("Sub"), Sub is being merged with and into the Company (the "Merger"), with the Company being the surviving corporation.

     B. In connection with the Merger, the Shareholders shall receive shares (the "Shares") of Class B Common Stock of Parent, par value $.01 per share ("Parent Common Stock").

     C. The Reorganization Agreement provides for the execution and delivery of this Agreement at the closing of the transactions contemplated thereby which grants the Shareholders certain rights to have their Shares registered under the Securities Act of 1933, as amended.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

    1.  DEFINITIONS.
        -----------

        a. As used in this Agreement, the following terms shall have the following meanings:

            (i) "Lock-up Period" means the time period commencing on the closing date of Parent's initial public offering and expiring 180 days therefrom.

           (ii) "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

          (iii) "Registrable Securities" means the Shares and any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to the Shares, provided, however, that such securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold or are, in the opinion of counsel for Parent, available for sale in a single transaction exempt from the registration and prospectus delivery requirements of the 1933 Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation such sale.

            (iv) "Registration Statement" means a registration statement of Parent under the 1933 Act.

        b. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

    2.  REGISTRATION.
        ------------

        a. Parent shall prepare and file with the SEC a Registration Statement on Form S-1 (or, another appropriate form in the discretion of Parent as is then available to effect a registration of the Registrable Securities) covering the resale of the Registrable Securities as soon as practicable following the Closing of the Merger.

        b. As a condition of Parent's efforts to file a Registration Statement, the Shareholders shall execute and deliver to Parent, in forms acceptable to Parent (i) agreements prohibiting the sale or other transfer of the Registrable Securities until the expiration of the Lock-up Period and (ii) agreements prohibiting the sale or other transfer of the Registrable Securities during periods outside of the trading windows applicable to the officers of Parent as set forth in Parent's Insider Trading Program adopted by Parent's Board of Directors.

    3.  OBLIGATIONS OF THE COMPANY.
        -------------------------

    In connection with the registration of the Registrable Securities, Parent shall have the following obligations:

        a. Parent shall prepare promptly and file with the SEC a Registration Statement with respect to the Registrable Securities as provided in Section 2(a), and thereafter use its reasonable commercial efforts to cause such Registration Statement relating to Registrable Securities to become effective, and keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which the Registrable Securities (in the opinion of counsel to the Shareholders) may be immediately sold without restriction (including without limitation as to volume by each holder thereof) without registration under the 1933 Act (the "Registration Period").

        b. Parent shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

        c. Parent shall furnish to the Shareholders (i) promptly after the Registration Statement is prepared and publicly distributed, filed with the SEC, or received by Parent, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Shareholders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholders. Parent will immediately notify the Shareholders by facsimile of the effectiveness of the Registration Statement or any post-effective amendment. Parent will promptly file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that the Registration Statement or any amendment thereto will not be subject to review.

        d. Parent shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as the Shareholders reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that Parent shall not be
                                --------  -------
required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws.

        e. In the event the Shareholders select underwriters for the offering, Parent shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

        f. As promptly as practicable after becoming aware of such event, Parent shall notify the Shareholders of (x) the issuance by the SEC of a stop order suspending the effectiveness of the Registration Statement, (y) the happening of any event, of which Parent has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (z) the occurrence or existence of any pending corporate development that, in the reasonable discretion of Parent, makes it appropriate to suspend the availability of the Registration Statement and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the Shareholders, as the Shareholders may reasonably request; provided that, for not more than twenty (20) consecutive trading days (or a total of not more than thirty (30) trading days in any twelve (12) month period) (or 60 trading days in any 12 month period, in the case of an event described in clause (z) above that arises from an acquisition or a probable acquisition or financing, recapitalization, business combination or other similar transaction), Parent may delay the disclosure of material non-public information concerning Parent (as well as prospectus or Registration Statement updating) the disclosure of which at the time is not, in the good faith opinion of Parent, the best interests of Parent (an "Allowed Delay"); provided, further, that Parent shall promptly (i) notify the Shareholders in writing of the existence of (but in no event, without the prior written consent of the Shareholders, shall Parent disclose to such Shareholder any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay and (ii) advise the Shareholders in writing to cease all sales under the Registration Statement until the end of the Allowed Delay. Upon expiration of the Allowed Delay, Parent shall again be bound by the first sentence of this Section 3(f) with respect to the information giving rise thereto.

        g. Parent shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Shareholder who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

        h. Parent shall permit a single firm of counsel designated by the Shareholders to review the Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects and will not request acceleration of the Registration Statement without prior notice to such counsel. The sections of the Registration Statement covering information with respect to the Shareholders, the Shareholders' beneficial ownership of securities of Parent or the Shareholders' intended method of disposition of Registrable Securities shall conform to the information provided to Parent by each of the Shareholders.

        i. Parent shall (i) cause all the Registrable Securities covered by the Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by Parent are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure the designation and quotation, of all the Registrable Securities covered by the Registration Statement on the Nasdaq or, if not eligible for the Nasdaq on the Nasdaq SmallCap.

    4.  OBLIGATIONS OF THE SHAREHOLDERS.
        -------------------------------

    In connection with the registration of the Registrable Securities, the Shareholders shall have the following obligations:

        a. It shall be a condition precedent to the obligations of Parent to complete the registration pursuant to this Agreement with respect to the Registrable Securities that the Shareholders shall furnish to Parent such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of the Registrable Securities held by them as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as Parent may reasonably request. At least three (3) business days prior to the first anticipated filing date of the Registration Statement, Parent shall notify the Shareholders of the information Parent requires from the Shareholders.

        b. The Shareholders, by their acceptance of the Registrable Securities, agree to cooperate with Parent as reasonably requested by Parent in connection with the preparation and filing of the Registration Statement hereunder, unless the Shareholders have notified Parent in writing of the Shareholders' election to exclude all of their Registrable Securities from the Registration Statement.

        c. In the event the Shareholders determine to engage the services of an underwriter, the Shareholders agree to enter into and perform the Shareholders' obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities.

        d. The Shareholders agree that, upon receipt of any notice from Parent of the happening of any event of the kind described in Section 3(f) or 3(g), the Shareholders will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Shareholders' receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) and, if so directed by Parent, the Shareholders shall deliver to Parent (at the expense of Parent) or destroy (and deliver to Parent a certificate of destruction) all copies in the Shareholders' possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

        e. The Shareholders may not participate in any underwritten registration hereunder unless they (i) agree to sell their Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by Parent, (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agree to pay all underwriting discounts and commissions and any expenses in excess of those payable by Parent pursuant to Section 5 below.

    5.  EXPENSES OF REGISTRATION.
        ------------------------

    All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for Parent, and the reasonable fees and disbursements of one counsel selected by the Shareholders pursuant to Section 3(h) hereof, up to a maximum of [$20,000], shall be borne by Parent.

    6.  INDEMNIFICATION.
        ---------------

    In the event any Registrable Securities are included in a Registration Statement under this Agreement:

        a. To the extent permitted by law, Parent will indemnify, hold harmless and defend (i) each Shareholder who holds such Registrable Securities, (ii) the directors, officers, partners, employees, agents and each person who controls any Shareholder within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), if any, (iii) any underwriter (as defined in the 1933 Act) for the Shareholders, and (iv) the directors, officers, partners, employees and each person who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act, if any (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if Parent files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by Parent of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, Parent shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to Parent by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by Parent pursuant to Section 3(c) hereof; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of Parent, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, such corrected prospectus was timely made available by Parent pursuant to Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person.

        b. In connection with any Registration Statement in which the Shareholders are participating, the Shareholders agree to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in
Section 6(a), Parent, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls Parent within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation by such Shareholder, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to Parent by such Shareholder expressly for use in connection with such Registration Statement; and subject to Section 6(c) such Shareholder will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any Claim; provided, however, that the indemnity
                                      --------  -------
agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Shareholder, which consent shall not be unreasonably withheld; provided, further, however, that the Shareholder shall be liable under this
--------  -------  -------
Agreement (including this Section 6(b)) for only that amount as does not exceed the net proceeds to such Shareholder as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

        c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this
Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided,
                                                                     --------
however, that an Indemnified Person or Indemnified Party shall have the right to
-------
retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by the Shareholders, if the Shareholders are entitled to indemnification hereunder, or Parent, if Parent is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

    7.  AMENDMENT OF REGISTRATION RIGHTS.
        --------------------------------

    Provisions of this Agreement may be amended and the observance thereof may be waived only by the mutual written consent of Parent and the Shareholders.

    8.  MISCELLANEOUS.
        -------------

        a. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

    If to Parent:

    Ticketmaster Online - CitySearch, Inc.
    790 E. Colorado Blvd., Suite 200
    Pasadena, California  91101
    Attention:  Chief Executive Officer
    Facsimile:  (626) 405-9929

    With copy to:

    Wilson Sonsini Goodrich & Rosati, P.C.
    650 Page Mill Road
    Palo Alto, California 94304-1050
    Attention:  John T. Sheridan
    Facsimile: (650) 496-4088

    If to the Shareholders: to the address set forth immediately below each Shareholder's name on the signature page to the Purchase Agreement. Each party shall provide notice to the other party of any change of its address.

        b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

        c. This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

        d. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

        e. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

        f. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        g. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

        h. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

    IN WITNESS WHEREOF, Parent and the undersigned Shareholder have caused this Agreement to be duly executed as of the date first above written.


TICKETMASTER ONLINE - CITYSEARCH, INC.


By:
   -----------------------------------
   Douglas McPherson
   Chief Legal  Officer


SHAREHOLDER


By:
   -----------------------------------
   Name:

   Title:

   Address:



               [Signature Page to Registration Rights Agreement]

                                AMENDMENT NO. 1

                                      TO

                     AGREEMENT AND PLAN OF REORGANIZATION

     THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF REORGANIZATION (this "Amendment") is entered into as of March 19, 1999, by and between Ticketmaster Online -CitySearch, Inc., a Delaware corporation ("Parent"), Nero Acquisition Corporation, a California corporation and wholly-owned subsidiary of Parent ("Sub"), CityAuction, Inc., a California corporation (the "Company"), Andrew Rebele and Monica Lee (collectively, the "Shareholders").

                                   RECITALS

     A. Parent and the Company are parties to that certain Agreement and Plan of Reorganization, dated as of January 8, 1999 (the "Reorganization Agreement"), subject to the terms and conditions of which Sub will merge with and into the Company (the "Merger"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement.

     B. On February __, 1999, the Company restated its Articles of Incorporation, changing the liquidation preference of the holders of the Series A Preferred Stock to an amount equal to $0.50 per share.

     C. Parent and the Company wish to amend the Reorganization Agreement upon the terms set forth in this Amendment.

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Amended Provisions. Sections 2.1(c), (d) and (e) of the Reorganization Agreement shall be amended and restated in their entirety as follows:

     "(c)  Conversion of Capital Stock of the Company.  Subject to Sections
           ------------------------------------------
2.1(d), (e), (f), (g) and (h) below, each issued and outstanding share of preferred stock of the Company, $0.01 par value ("COMPANY PREFERRED STOCK") (other than shares canceled pursuant to Section 2.1(b)), and each issued and outstanding share of common stock of the Company, $0.01 par value, ("COMPANY COMMON STOCK") (other than shares cancelled pursuant to Section 2.1(b)), that is issued and outstanding immediately prior to the Effective Time shall automatically be canceled and extinguished and converted, without any action on the part of the holder thereof into the right to receive the number of shares of Parent Common Stock calculated as set forth below.

     For purposes of this Section 2.1(c), the following terms shall have the meanings set forth below:

          "Average Trading Price" shall mean average of the closing prices of
           ---------------------
the securities on the NASDAQ National Market System over the 30-day period ending three (3) days prior to the Closing.

          "Liquidation Preference Amount" shall mean $207,500.
           -----------------------------

          "Preference Shares" shall mean the number of shares of Parent Common
           -----------------
Stock equal to the Liquidation Preference divided by the Average Trading Price.

          "Primary Exchange Ratio" shall equal the Preference Shares divided by
           ----------------------
415,000 (the number of outstanding shares of Company Preferred Stock).

          "Remainder Shares" shall equal the number of shares of Parent Common
           ----------------
Stock equal to 800,000 shares minus the Preference Shares.

          "Secondary Exchange Ratio" shall equal the Remainder Shares divided by
           ------------------------
2,837,394 (the number of outstanding shares of Parent capital Stock plus outstanding stock options).

     The Primary Exchange Ratio and the Secondary Ratio shall be subject to recalculation in the manner set forth in the definitions above in the event the number of outstanding shares of Company Preferred Stock of Common Stock or outstanding Company Stock options is changed prior to the Effective Time.

     Each holder of Company Preferred Stock shall be entitled to receive the number of shares of Parent Common Stock at the Effective Time equal to the following:

          [Number of shares of Company Preferred Stock held multiplied by the Primary Exchange Ratio] plus [Number of shares of Preferred Stock held multiplied by the Secondary Exchange Ratio]

     Each holder of Company Common Stock shall be entitled to receive the number of shares of Parent Common Stock at the Effective Time equal to the following:

          [Number of shares of Company Common Stock held multiplied by the Secondary Exchange Ratio]

     FOR EXAMPLE, if the Average Trading Price equaled $45, the Primary Exchange Ratio would equal 0.01111111 and the Secondary Exchange Ratio would equal
0.280323737. In such event, a holder of 400,000 shares of Company Preferred Stock would receive 116,574 shares of Parent Common Stock at the Effective Time, and a holder of 400,000 shares of Company Common Stock would receive 112,129 shares of Parent Common Stock at the Effective Time.

          (d)  Adjustment of Exchange Ratios.  If, between the date of this
               -----------------------------
Agreement and the Effective Time, the outstanding shares of Parent Common Stock (or, subject to Section 5.1 below, Company Preferred Stock or Common Stock) shall have been changed into a different number of shares or a different class by reason of any reclassification, split-up, stock dividend, stock combination, then the Primary and Secondary Exchange Ratios shall be correspondingly adjusted.

          (e)  Dissenters' Rights.  Any shares of Company Preferred Stock or
               ------------------
Common Stock held by a holder who has properly exercised dissenters' rights for such shares in accordance with the California Code and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("DISSENTING SHARES") shall not be converted into Parent Common Stock but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the California Code. The Company shall give Parent prompt notice of any demand received by the Company to require the Company to purchase shares of Company Preferred Stock or Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demand. The Company agrees that, except with the prior written consent of Parent, or as required under the California Code, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares (a "DISSENTING SHAREHOLDER") who, pursuant to the provisions of the California Code, becomes entitled to payment of the value of shares of Company Common Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). In the event of legal obligation, after the Effective Time, to deliver shares of Parent Common Stock to any holder of shares of Company Preferred Stock or Common Stock who shall have failed to make an effective purchase demand or shall have lost its status as a Dissenting Shareholder, Parent shall issue and deliver, upon surrender by such Dissenting Shareholder of such holder's certificate or certificates representing shares of capital stock of the Company, the shares of Parent Common Stock to which such Dissenting Shareholder is then entitled under this Section
2.1 and the Merger Agreement."

          The second sentence of Section 2.1(i)(ii) is amended and restated to read as follows: "The exercise price for such option shall be equal to the closing price of the Parent Common Stock on the NASDAQ National Market System on the date of the Closing."

          The first sentence of Section 2.1(f) is amended and restated to read as follows: "No fractional shares of Parent Common Stock shall be issued, but in lieu thereof each holder of shares of Company Preferred Stock or Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock shall receive from Parent an amount of cash equal to the per share market value of Parent Common Stock (based on the last sales price of Parent Common Stock as reported on the Nasdaq National Market on the Effective Date) multiplied by the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled."

           The first sentence of Section 2.2(g) shall be amended and restated to read as follows:

               The maximum consideration to be paid by Parent (including Parent Common Stock to be reserved for issuance upon exercise of the Company's options assumed by Parent pursuant to Section 5.16) pursuant to the Merger shall be equal to (i) 800,000 shares of Parent Common Stock (plus any additional shares of Parent Common Stock exchanged in the Merger at the Secondary Exchange Ratio for shares of capital stock of the Company issued upon exercise of the Warrant (as defined in Section 3.2)) plus (ii) an additional 200,000 shares of Parent Common Stock to be reserved for issuance upon exercise of options to purchase Parent Common Stock to be granted to the employees of CityAuction as set forth in Section 2.1(i)(b) below.

          The second paragraph of Section 2.1(h)(i)(B) is amended and restated to read as follows: "The Pledged Shares shall be withheld from the shareholders in relation to the prorated percentage of shares of Parent Common Stock issuable to such shareholders in the Merger as set forth in Section 2.1(c)."

     Sections 2.2 (c), (d), (e) and (f) shall be amended and restated in their entirety as follows:

          "(c) Exchange Procedures.  As soon as practicable after the Effective
               -------------------
Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Preferred Stock or Common Stock (the "Certificates") whose shares are being converted into Parent Common Stock pursuant to Section 2.1 and the Merger Agreement, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the number of shares of Parent Common Stock to which the holder of Company Preferred Stock or Common Stock is entitled pursuant to Section 2.1. The Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Preferred Stock or Common Stock which is not registered on the transfer records of the Company, the appropriate number of shares of Parent Common Stock may be delivered to a transferee if the Certificate representing such capital stock of the Company is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent the right to receive upon such surrender the number of shares of Parent Common Stock as provided by this Section 2 and the provisions of the California Code.

          (d)  No Further Ownership Rights in Capital Stock of the Company.  All
               -----------------------------------------------------------
Parent Common Stock delivered upon the surrender for exchange of shares of Company Preferred Stock or Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Company Preferred Stock or Common Stock, and following the Effective Time, the Certificates shall have no further rights to, or ownership in, shares of capital stock of the Company. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Preferred Stock or Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.

          (e)  Lost, Stolen or Destroyed Certificates.  In the event any
               --------------------------------------
certificates evidencing shares of Company Preferred Stock or Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall make payment in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 2.1(f); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

          (f)  No Liability.  Notwithstanding anything to the contrary in this
               ------------
Section 2.2, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Company Preferred or Common Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law."

     2. Agreement of Merger. The parties agree that the Agreement of Merger shall be revised to reflect the amendments, described above.

     3. Authority. The Company represents and warrants that the execution and delivery of this Amendment by the Company has been duly authorized by all necessary corporate action on the part of the Company, that this Amendment has been duly executed and delivered by the Company and that this Amendment is the valid and binding obligation of the Company, enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles. Parent represents and warrants that the execution and delivery of this Amendment by Parent has been duly authorized by all necessary corporate action on the part of Parent, that this Amendment has been duly executed and delivered by Parent and that this Amendment is the valid and binding obligation of Parent, enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

     4. Governing Law; Counterparts. The internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Amendment, and this Amendment may be executed in counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

TICKETMASTER ONLINE -                        CITYAUCTION, INC.
CITYSEARCH, INC.

By: s/s Douglas McPherson                    By: /s/ Andrew Rebele
    --------------------------------            --------------------------------
   Douglas McPherson                             Andrew Rebele
   Chief Legal Officer                           President

NERO ACQUISITION CORPORATION                 SHAREHOLDERS

By: /s/ Douglas McPherson                    By: /s/ Andrew Rebele
    --------------------------------            --------------------------------
   Douglas McPherson                             Andrew Rebele
   President

                                             By: /s/ Andrew Rebele
                                                --------------------------------
                                                Monica Lee